UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Hanover Insurance Group, Inc.

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THE HANOVER INSURANCE GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting

of Shareholders

to be held

May 15, 2007

Corporate Headquarters

440 Lincoln Street

Worcester, Massachusetts 01653

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

April 6, 2007

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 15, 2007, at 9:00 a.m. local time, at the Company’s headquarters in Worcester, Massachusetts.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. Your vote is important. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the meeting.

Sincerely,

Frederick H. Eppinger

President and Chief Executive Officer

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2007

To the Shareholders of

The Hanover Insurance Group, Inc.:

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (“THG” or the “Company”) will be held at THG’s headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 15, 2007, at 9:00 a.m. local time, for the purpose of considering and voting on:

1.	Election of three individuals to the Board of Directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of THG for 2007; and

3.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 23, 2007 as the record date for determining the shareholders of THG entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Company’s 2006 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

Worcester, Massachusetts

April 6, 2007

Your vote is important. Whether or not you plan to attend the meeting, you are requested to sign, date and mail promptly the enclosed proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. If you do attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

2007 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

PROXY STATEMENT

We are mailing this Proxy Statement, with the accompanying proxy card, to shareholders on or about April 6, 2007. We are providing this material in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at the Annual Meeting of Shareholders of THG to be held on May 15, 2007 (the “Annual Meeting” or “Meeting”).

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the following matters:

•	The election of three directors; and
•	The ratification of the Company’s independent registered public accounting firm.

Any other business that properly comes before the Annual Meeting will also be considered. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 23, 2007 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s common stock?

Each share of THG’s common stock, par value $0.01 per share (the “Common Stock”), entitles its holder to one vote.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson Shareholder Communications, Inc. of New York, N.Y., to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be $8,500 plus reasonable expenses. Proxies may also be solicited on the Company’s behalf by directors, officers or employees in person or by telephone, mail, electronic transmission and facsimile transmission. The Company will pay the cost of soliciting proxies, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Company to you as a beneficial owner of THG Common Stock.

How does the Board recommend I vote?

Our Board recommends that you vote your shares “FOR” each nominee to the Board, and “FOR” the ratification of the independent registered public accounting firm for the 2007 fiscal year.

How many shares are entitled to vote at the Annual Meeting?

As of the Record Date, 51,433,696 shares of Common Stock were issued, outstanding and entitled to be voted.

How many shares must be present to hold the Annual Meeting?

A quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) must be present either in person or by proxy. Abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on the election of directors and the ratification of the Company’s independent registered public accounting firm for the 2007 fiscal year.

What vote is required to approve each item?

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee (the “NCGC”) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

How do I vote?

You may either vote in person at the Annual Meeting or by proxy without attending the Meeting.

How do I vote by proxy?

If you are a registered shareholder (that is, if you hold THG stock certificates directly in your name), you may vote by mail. The shares of Common Stock represented by the enclosed proxy will be voted as directed by you, the shareholder, or, if the proxy card is signed and returned without instructions, in favor of the election of the director nominees designated herein, and in favor of the ratification of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2007.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

The enclosed proxy also confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date of this notice, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board.

Can I change my vote after I return my proxy card?

Yes. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. Any shareholder of record attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Shares held beneficially in street name may be voted in person only if you obtain and bring to the meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

How do participants in the Employees’ 401(k) Retirement Savings Plan or the Agents’ Retirement Plan vote their shares?

If you are a participant in The Hanover Insurance Group Retirement Savings Plan or The Allmerica Financial Agents’ Retirement Plan and you have shares of Common Stock allocated to your account, you may provide voting instructions to the trustees under the Plans by completing and returning the enclosed proxy card. The trustee will vote the shares allocated to your account in accordance with your duly executed instructions or, if your proxy card is signed and returned without instructions, in favor of the election of the director nominees designated herein, and in favor of the ratification of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2007. If you do not submit an executed proxy card, the trustee will not vote your shares. Your voting instructions will be kept confidential by the trustee.

Who can attend the Annual Meeting?

The Meeting is open to all shareholders of the Company and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide a brokerage account statement or some other proof of their share ownership.

THG’s Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements for THG and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

How much stock do the Company’s directors and executive officers own?

The following table sets forth information regarding the number of shares of Common Stock beneficially owned as of March 10, 2007 by (i) each director (and director nominee) of THG, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all executive officers and directors (and director nominees) of THG as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned†		Percent of Class
Michael P. Angelini	27,364	(1)	*
P. Kevin Condron	1,000	(2)	*
Frederick H. Eppinger	564,241	(3)	1.1%
Neal F. Finnegan	1,012		*
David J. Gallitano	1,012		*
Gail L. Harrison	5,226	(4)	*
J. Kendall Huber	143,908	(5)	*
Wendell J. Knox	6,274	(6)	*
Robert J. Murray	13,839		*
Edward J. Parry, III	187,248	(7)	*
Joseph R. Ramrath	5,570	(8)	*
Gregory Tranter	129,296	(9)	*
Herbert M. Varnum	15,570	(10)	*
Marita Zuraitis	124,500	(11)	*

Directors (and director nominees) and executive officers as a group (15 persons)	1,226,060	(12)	2.3%

†	As to shares listed in this column of the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain directors and executive officers have deferred, or under certain compensation programs were required to defer, receipt of certain stock grants. Deferred stock is held in a rabbi trust (the “Rabbi Trust”), the trustee of which is Computershare Trust Company, N.A. As of March 10, 2007, the Rabbi Trust held 81,532 shares of Common Stock pursuant to deferrals by directors and executive officers. These shares may be voted by the trustee of the Rabbi Trust, but not the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to the notes below. Deferred shares held in the Rabbi Trust are not included in the amounts set forth in this column. For executive officers, the amounts include shares underlying options which are exercisable within 60 days of March 10, 2007.
*	Less than 1%.
(1)	Excludes 9,353 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred. Includes 4,000 shares held indirectly by the Domenic A. Angelini Residuary Trust, under Agreement dated October 25, 2003 (the “Trust”). Mr. Angelini is a co-trustee of the Trust and shares voting and investment power of the shares of Common Stock held by the Trust.
(2)	Mr. Condron is not a current member of the Board. He was nominated for election to the Board on March 27, 2007.
(3)	Excludes 53,361 shares held by the Rabbi Trust, the receipt of which Mr. Eppinger was required to defer. Includes 545,000 shares underlying options exercisable within 60 days of March 10, 2007.
(4)	Excludes 7,881 shares held by the Rabbi Trust, the receipt of which Ms. Harrison has deferred.

(5)	Mr. Huber shares voting and investment power with his wife with respect to 20,408 shares. Includes 123,500 shares underlying options exercisable within 60 days of March 10, 2007.
(6)	Excludes 4,485 shares held by the Rabbi Trust, the receipt of which Mr. Knox has deferred.
(7)	Includes 29 shares held for the benefit of Mr. Parry by the trustees of the Company’s Retirement Savings Plan and 141,500 shares underlying options exercisable within 60 days of March 10, 2007. Mr. Parry is resigning as (i) a director effective at the end of his term (May 15, 2007), and (ii) Executive Vice President and Chief Financial Officer effective June 15, 2007.
(8)	Mr. Ramrath shares voting and investment power with his wife.
(9)	Includes 471 shares held for the benefit of Mr. Tranter by the trustees of the Company’s Retirement Savings Plan and 113,500 shares underlying options exercisable within 60 days of March 10, 2007.
(10)	Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007.
(11)	Excludes 6,452 shares of restricted stock held by the Rabbi Trust, the receipt of which is deferred. Includes 124,500 shares underlying options exercisable within 60 days of March 10, 2007.
(12)	Includes 500 shares held by the trustees of the Company’s Retirement Savings Plan, and 1,048,000 shares underlying options exercisable within 60 days of March 10, 2007; excludes 81,532 shares held by the Rabbi Trust. See notes 1 through 11 above.

Who are the largest owners of the Company’s stock?

The following table lists the persons who, to the best of the Company’s knowledge, are “beneficial owners” (as defined in regulations of the Securities and Exchange Commission) of more than five percent of the issued and outstanding shares of Common Stock as of March 10, 2007.

Name and Address of Principal Shareholder	Shares Beneficially Owned		Percent of Common Stock
Hotchkis & Wiley Capital Management LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	7,368,250	(1)	14.3

(1)	Based on a Schedule 13G/A filed on February 14, 2007 by Hotchkis & Wiley Capital Management LLC, which has sole dispositive power over 7,368,250 shares and sole voting power over 6,235,550 shares.

As of March 10, 2007, there were no persons other than Hotchkis & Wiley Capital Management LLC known to THG to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock.

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines which can be found on the Company’s website at www.hanover.com under “Corporate Governance—Guidelines.” For a printed copy of the Guidelines, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

There are three nominees for election to our Board this year. Each of the nominees, with the exception of Mr. Condron, has served as a director since the last Annual Meeting. Mr. Condron was recommended for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director by a non-management member of the Board. Information regarding the business experience of each nominee is provided below. Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007. Additionally, Mr. Parry has elected to resign as a director as of the end of his term (May 15, 2007).

Who are the nominees for director?

Michael P. Angelini, 64, has been a director of THG since its formation in 1995 and Chairman of the Board since 2002, and was a director of First Allmerica Financial Life Insurance Company, an affiliated company (“FAFLIC”), from 1984 to 1996. Mr. Angelini is Chairman of the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968, and is a director of Commerce Bank & Trust Company, a regional bank headquartered in Worcester, Massachusetts. Mr. Angelini is also a director of L. Hardy Company, Inc., a manufacturer of industrial cutting devices, and a number of privately-held businesses primarily located in central Massachusetts. The Board has determined that Mr. Angelini is an independent director, based on the independence standards adopted by the Board and the requirements of the New York Stock Exchange (“NYSE”).

Mr. Angelini is a member of the Nominating and Corporate Governance Committee. If re-elected, Mr. Angelini’s term of office as a director of THG will expire in 2010.

P. Kevin Condron, 61, has served as Chairman and Chief Executive Officer of The Granite Group LLC, a plumbing and heating wholesaler, since 1998. From 1972 until it was merged with Capitol Plumbing and Heating Supply in 1997 to create The Granite Group, LLC, Mr. Condron was President and Chief Executive Officer of Central/Goulet Supply. Mr. Condron is a director of TD Banknorth, Inc., a publicly-traded financial services company, and is a Trustee at the College of the Holy Cross. Prior to August 18, 2006, Mr. Condron served as an independent Trustee of Allmerica Securities Trust, Allmerica Investment Trust and Opus Investment Trust, each of which is an affiliated entity of THG. The Board has determined that Mr. Condron will be an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

If elected, Mr. Condron’s term of office as a director of THG will expire in 2010.

Neal F. Finnegan, 69, has been a director of THG since May 2006. Mr. Finnegan served as President and Chief Executive Officer of Lumber Insurance Company, a specialty insurer to the lumber industry, from 2000 to 2001. From 2000 to 2005, Mr. Finnegan was Chairman of Citizens Bank of Massachusetts. Prior to that, Mr. Finnegan was President and Chief Executive Officer of UST Corporation from 1993 to 2000. Previously, Mr. Finnegan served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp, and Shawmut Bank, NA. Mr. Finnegan is currently a member of the Board of Directors at SolutionInc., an IP management software provider traded on the Toronto Stock Exchange, and several other privately-held companies and charitable organizations. In addition, Mr. Finnegan is currently the Chairman of the Northeastern University Board of Trustees. The Board has determined that Mr. Finnegan is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Finnegan is a member of the Compensation Committee. If re-elected, Mr. Finnegan’s term of office as a director of THG will expire in 2010.

Who are the directors continuing in office?

Frederick H. Eppinger, 48, has been a director and the Chief Executive Officer and President of THG since 2003. Prior to joining the Company, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. From 2000 to 2001, he was Senior Vice President of Strategic Marketing for ChannelPoint, Inc., which specialized in business-to-business technology for insurance and financial service companies. Prior to that, he was a partner in the financial institutions group at McKinsey & Company, an international management consulting firm, which he joined in 1985. Mr. Eppinger began his career as a certified public accountant with the accounting firm then known as Coopers & Lybrand. Mr. Eppinger is a director of Centene Corporation, a publicly-traded multi-line healthcare company. Mr. Eppinger is an employee of THG, and therefore, is not an independent director.

Mr. Eppinger’s term of office as a director of THG expires in 2009.

David J. Gallitano, 59, has been a director of THG since May 2006 and is President of Tucker, Inc., a private investment and advisory firm. Mr. Gallitano was Chairman and Chief Executive Officer of APW Ltd., a global contract manufacturing company of technical equipment, from 2003 through 2005, and Chairman and Chief Executive Officer of Columbia National, Inc., a residential and commercial real estate financing company, from 1993 until 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company’s Principal Transactions Group, from 1986 through 1993. Mr. Gallitano also served as President and Chief Executive Officer of the General Electric Mortgage Capital Corporation from 1984 through 1986. Mr. Gallitano is a director of Wild Oats Markets, Inc., a publicly-traded supermarket chain. The Board has determined that Mr. Gallitano is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Gallitano is a member of the Audit Committee. His term of office as a director of THG expires in 2008.

Gail L. Harrison, 59, has been a director of THG since 1995 and was a director of FAFLIC from 1986 to 1996. Since 2000, Ms. Harrison has been Executive Vice President and a principal at Powell Tate, a public affairs and communications firm and division of Weber Shandwick Worldwide. From 1981 until joining Powell Tate, she was affiliated with The Wexler Group, a government relations consulting firm, where she was a Founding Principal. The Board has determined that Ms. Harrison is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Ms. Harrison is a member of the Compensation Committee. Her term of office as a director of THG expires in 2009.

Wendell J. Knox, 59, has been a director of THG since 1999. Mr. Knox is President and Chief Executive Officer of Abt Associates, a policy research and business consulting firm, where he has been employed since 1969. Mr. Knox is also a director of Eastern Bank, a mutually owned commercial bank. The Board has determined that Mr. Knox is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Knox is Chairman of the Nominating and Corporate Governance Committee. His term of office as a director of THG expires in 2008.

Robert J. Murray, 65, has been a director of THG since 1996. He was Chairman of the Board of New England Business Service, Inc. (“NEBS”), a business-to-business direct marketing company, from 1995 until 2004 and served on the Board of Directors of NEBS from 1991 until 2004. He was Chief Executive Officer of NEBS from 1995 through 2003. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc., a consumer products company. Mr. Murray is also a director of Tupperware Brands Corp., a publicly-traded consumer-direct seller of personal and household products, LoJack Corporation, a publicly-traded automobile security system manufacturer, Delhaize Group, a publicly-traded international food retailer based in Belgium, and IDEXX Laboratories, Inc., a publicly-traded developer, manufacturer and distributor of products and services for veterinary, food and water testing markets. The Board has determined that Mr. Murray is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Murray is Chairman of the Compensation Committee. His term of office as a director of THG expires in 2008.

Joseph R. Ramrath, 50, has been a director of THG since 2004. Mr. Ramrath has been Managing Director of Colchester Partners LLC, an investment banking and strategic advisory firm, since 2002. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. The Board has determined that Mr. Ramrath is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Ramrath is Chairman of the Audit Committee. His term of office as a director of THG expires in 2009.

How does the Board determine which directors are considered independent?

Under NYSE rules, a member of our Board only qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards to assist the Board in determining whether a director has a material relationship with the Company. The standards conform to the standards established by the NYSE. The portion of our Corporate Governance Guidelines addressing director independence is attached to this Proxy Statement as Annex 1.

Our Board has determined that every director and director nominee is independent under these standards with the exception of Messrs. Eppinger and Parry, who are senior executives of the Company.

There are no family relationships among any of the directors or executive officers of THG and its subsidiaries.

What is the Company’s procedure for approving related-person transactions?

The Board has established a written procedure for the review, approval and/or ratification of “transactions with related persons” (as such term is defined by the Securities and Exchange Commission, provided that the dollar threshold in our policy was reduced from the $120,000 threshold established by the SEC, to $100,000) (the “Related Person Transaction Policy”). Pursuant to such policy, all transactions with related persons will be reviewed, approved and/or ratified by the Audit Committee, except that, in the event Company management determines that it is impractical or undesirable to wait until an Audit Committee meeting to consummate the transaction, the Chair of the Audit Committee (or the Independent Presiding Director, in the event the Chair or any of his or her immediate family members is the “related person”) shall have the authority to review and approve the transaction. The Chair of the Committee, or Independent Presiding Director, as applicable, shall report to the Audit Committee at its next meeting any approval under this policy pursuant to this delegated authority. No member of the Audit Committee shall participate in any review, approval or ratification of a transaction with a related person with respect to which such member or any of his or her immediate family members is the related person. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s General Counsel is entitled to make the determinations of whether a particular relationship constitutes a material interest by a related person.

In evaluating a transaction with a related person, the Audit Committee (or its Chair), shall consider all relevant facts and circumstances available to it and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders, as it determines in good faith. To the extent feasible, a transaction with a related person that is identified as such in advance shall be submitted to the Audit Committee or Chair for review in advance of the transaction’s consummation. In the event the Company becomes aware of a transaction with a related person that has not been previously approved or ratified under this policy, the matter shall be submitted promptly to the Audit Committee or Chair for consideration. In such event, the Audit Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of such transaction. The Audit Committee or the Chair also shall evaluate the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee or Chair in advance and take such corrective action as it deems appropriate under the circumstances.

The Related Person Transaction Policy can be found on the Company’s website at www.hanover.com under “Corporate Governance—Company Policies.” For a printed copy of the policy, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

Who is the director chosen to preside at executive sessions of the Board?

In accordance with the Company’s Corporate Governance Guidelines, each year the Board elects from among its independent members either a non-executive Chairman of the Board or a lead director to serve as the Independent Presiding Director. The duties of the Independent Presiding Director are determined by the Board, and include presiding over executive sessions of non-management directors (including the Committee of Independent Directors). Mr. Angelini, the Chairman of the Board, is the Independent Presiding Director. The Board generally convenes in executive session in connection with regularly scheduled Board meetings (and at other times as deemed appropriate).

How often did the Board meet during 2006?

During 2006, there were six meetings of the full Board of Directors. All of the incumbent directors, except Mr. Finnegan, attended at least 75% of the Board and committee meetings held while they were members during 2006. Mr. Finnegan was elected to the Board and appointed to the Compensation Committee on May 16, 2006. Due to outstanding commitments made prior to his nomination, during 2006 Mr. Finnegan was unable to attend certain Board and committee meetings. During the period from May 16, 2006 until the date of this Proxy Statement, however, Mr. Finnegan attended more than 75% of the Board and committee meetings held while he was a member.

What committees has the Board established?

The standing committees of the Board consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Committee of Independent Directors. Each committee is composed solely of directors determined by the Board to be independent in accordance with THG’s Corporate Governance Guidelines and the NYSE listing standards. The current responsibilities of each of the committees are set forth in their charters, which are available on the Company’s website, www.hanover.com, under “Corporate Governance-Committee Charters.” For a printed copy of any of the committee charters, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. The Committee of Independent Directors, consisting of all the independent members of the Board, discharges such responsibilities as are referred to it from time to time by the Board or one of its committees. In particular, the committee is responsible for reviewing and approving the recommendations of the Compensation Committee and Nominating and Corporate Governance Committee, as appropriate, with respect to establishing performance criteria (goals and objectives) of our CEO, evaluating the CEO’s performance and approving CEO compensation.

Audit Committee

The Board has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and experience and satisfy the independence requirements of the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Ramrath is an Audit Committee financial expert, as defined by SEC regulations. The Audit Committee is, among other things, responsible for the retention, oversight and, when deemed appropriate, termination of the Company’s independent registered public accounting firm. The Audit Committee reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors. It also reviews the Company’s accounting policies, control systems and compliance activities. The Audit Committee annually reviews and reassesses the adequacy of its charter. The committee held 14 meetings during 2006. The current members of the Audit Committee are listed in the table below. The report of the Audit Committee is included in this Proxy Statement on page 18.

Audit Committee
Joseph R. Ramrath (Chair)	David J. Gallitano	Herbert M. Varnum*

*	Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007.

Compensation Committee

The Compensation Committee has oversight responsibility with respect to compensation matters involving directors and executive officers of THG; produces an annual Compensation Committee Report for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including compensation plans and benefits programs; and retains and approves the terms of the engagement of any outside compensation consultants retained by the committee, among other responsibilities set forth in the committee’s charter. The committee met eight times in 2006. The current members of the Compensation Committee are listed in the table below. The Compensation Committee Report is included in this Proxy Statement on page 30.

Compensation Committee
Robert J. Murray (Chair)	Neal F. Finnegan	Gail L. Harrison

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee recommended this year’s candidates for election and recommends Board member committee assignments to the full Board. The committee met six times in 2006. The current members of the Nominating and Corporate Governance Committee are listed in the table below.

Nominating and Corporate Governance Committee
Wendell J. Knox (Chair)	Michael P. Angelini	Herbert M. Varnum*

*	Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007.

What is the process for consideration of director nominees?

The NCGC may identify candidates for nomination to the Board through several resources, including recommendations of non-management directors, shareholders, the Chief Executive Officer, other executive officers, an outside search firm or other resources. Committee members may, as appropriate under the circumstances, review the backgrounds of candidates in light of the current needs of the Board, interview qualified candidates, conduct inquiries with references and review available information pertaining to the candidate’s qualifications.

Director Qualifications

The NCGC believes that members of the Board and nominees for election to the Board should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. To maintain a majority of independent directors on the Board, as required by the Corporate Governance Guidelines established by the Board, the committee has a strong preference that nominees meet the independence standards established by the Board. Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. When evaluating a candidate for Board membership, the NCGC and the Board will consider these factors, as well as diversity, age and availability to serve. In addition, without the approval of the NCGC, nominees who are Chief Executive Officers (or others with similar responsibilities) should serve on no more than two other public company boards, and other nominees should serve on no more than three other public company boards.

Shareholder Nominees

The NCGC will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653, giving the candidate’s name, biographical data, qualifications and confirmation that the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the committee chairman. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, shareholders should submit recommendations to the Company’s Corporate Secretary by no later than December 31 of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum qualification standards, discussed in the preceding paragraph, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

Pursuant to the Company’s by-laws, shareholders seeking to nominate a candidate for election to the Board without the approval of the NCGC must deliver written notice of such nomination to the Company’s Corporate Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and THG stockholdings of the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended, in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director, if elected. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of THG Common Stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

How can shareholders and other interested parties communicate with the Board?

Shareholders and other interested parties can communicate with the Board, including the non-management directors and the Independent Presiding Director, either by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts, 01653, or by calling 1-866-656-4232. An independent third-party service answers all calls to this toll-free telephone number, and passes the caller’s information on to our General Counsel, our Director of Internal Audit and the Chairman of the Audit Committee, who in turn transmit the information to the appropriate member of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by THG’s Board. Further information regarding communications with the Board may be found at the Company’s website, www.hanover.com, under “Corporate Governance—Contact The Hanover Board.”

Are directors expected to attend the Annual Meeting?

All directors are expected to attend the Annual Meeting. All directors were present at last year’s annual meeting.

How are the directors compensated?

The Compensation Committee (the “Committee”) is responsible for reviewing and advising the Board with respect to the Company’s director compensation practices and policies. In executing its compensation responsibilities, the Committee engages an external consultant, Towers Perrin, to provide relevant market data and to assist in developing compensation recommendations. The Committee also confers with another consulting firm, Frederick W. Cook & Co., Inc. (“F.W. Cook”) with respect to such matters. The Committee generally receives recommendations from such consultants prior to the Annual Meeting of Shareholders. Based upon the information received from its consultants and discussions with senior management, the Committee presents its recommendation to the full Board. The Board, at its May meeting, reviews such recommendation and makes its compensation decision for the succeeding year (which begins immediately following the Annual Meeting of Shareholders and runs until the next Annual Meeting of Shareholders). In setting director compensation, the Board considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level the Company requires of its Board.

For the period from the 2006 Annual Meeting of Shareholders to this year’s Annual Meeting, non-employee directors received an annual retainer consisting of 1,012 shares of Common Stock issued pursuant to the Company’s Amended and Restated Non-Employee Director Stock Ownership Plan (the “Director Plan”) and a cash payment of $30,000. The Committee intended the value of the shares granted to each non-employee director (established as of the close of business on May 16, 2006) and the cash payment to equate to an annual retainer of $80,000. Directors who are employees of the Company receive no additional compensation for their services as members of the Board.

In addition to the annual retainer, Mr. Angelini received a retainer of $60,000 as Chairman of the Board; the Chairperson of the Audit Committee received a $15,000 annual retainer; the Chairperson of the Compensation Committee received a $10,000 annual retainer; and the Chairperson of the Nominating and Corporate Governance Committee received a $7,500 annual retainer. Non-employee directors of THG also received a fee of $2,200 for each meeting of the Board that they attended and a fee of $1,500 for each meeting of their committee that they attended. Meetings of the independent directors designated as meetings of the Committee of Independent Directors (the “CID”) are compensated as a meeting of the Board. Meetings of the CID that are held in conjunction with Board meetings are not separately compensated.

Directors who are unable to attend, in person, meetings of the Board or any committee of which they are members that are held in person, but who fully participate by telephone, or directors who participate in substantive meetings conducted by telephone (rather than in person), are paid a fee equal to one-half the regular Board or committee fee for such meeting. All directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board and its committees. The Company provides Mr. Angelini with appropriate office space and secretarial assistance at the Company’s headquarters. Additionally, the Company has established a program for directors that provides matching contributions to qualified charities up to $5,000 per director per year.

Directors may defer receipt of their cash and stock compensation. Deferred cash amounts can be converted into Common Stock or accrued in a memorandum account that is credited with interest based on the so-called General Agreement on Tariffs and Trade (GATT) rate (4.73% in 2006; 4.69% in 2007). At the election of each director, cash meeting fees and retainers may also be converted to Common Stock.

Director Compensation Table

The following table sets forth the total compensation earned by our current non-employee directors for their service on our Board and committees of the Board during the fiscal year ended December 31, 2006. Mr. Condron, a nominee for election to our Board, was not a member of our Board during 2006 and, therefore, received no compensation in connection with service to our Board. Prior to August 18, 2006, Mr. Condron served as an independent Trustee of Allmerica Securities Trust, Allmerica Investment Trust and Opus Investment Trust, each of which is an affiliated entity of THG. In connection with his performance of services to those entities, Mr. Condron was paid $2,500 during 2006.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Michael P. Angelini	84	(2)	126,987	(2)	—	—	—	4,500	131,571
Neal F. Finnegan (4)	39,617		33,322		—	—	—	—	72,939
David J. Gallitano (4)	41,067		33,322		—	—	—	—	74,389
Gail L. Harrison	53,667		45,482	(5)	—	—	—	4,920	104,069
Wendell J. Knox	64,167	(2)	45,482		—	—	—	—	109,649
Robert J. Murray	67,417		45,482		—	—	—	5,000	117,899
Joseph R. Ramrath	69,417		45,482		—	—	—	5,000	119,899
Herbert M. Varnum*	60,417		45,482		—	—	—	5,000	110,899

*	Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007.
(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, consistent with FAS 123(R) and thus include amounts from awards granted in and prior to 2006. The grant date fair value of each equity award granted to non-employee directors during 2006 (calculated in a manner consistent with FAS 123(R)) is as follows: Ms. Harrison and each of Messrs. Finnegan, Gallitano, Knox, Murray, Ramrath and Varnum received one stock award (the annual award of 1,012 shares of unrestricted Common Stock) which such award had a grant date fair value equal to $49,983; Mr. Angelini, because he elected to defer and convert all his compensation into Common Stock, received five separate awards during 2006, in the amounts and with a grant date fair value, as set forth in the following table:

Date of Award	Number of Shares	Grant Date Fair Value($)
February 1, 2006 (deferred and converted meeting fees)	83	4,021
May 1, 2006 (deferred and converted meeting fees)	153	8,094
May 16, 2006 (deferred and converted annual Board and Chairman retainer)	2,834	139,971
August 1, 2006 (deferred and converted meeting fees)	127	5,878
November 1, 2006 (deferred and converted meeting fees)	81	3,673

(2)	Amount deferred at election of director.
(3)	Company matching contribution to qualified charitable organization.
(4)	Initially elected to the Board on May 16, 2006.
(5)	Portions of which deferred at the election of director.

Non-Employee Director Stock Ownership Guidelines

The Board has adopted the following non-employee director stock ownership guidelines: within four years from the date of first being elected to the Board, each non-employee director should achieve an ownership level in THG’s Common Stock with a value equal to four times the value of the regular annual retainer paid to directors for service on our Board. This requirement can be satisfied by purchases in the open market or by holding grants received from the Company (including share grants that the director has elected to defer under Company-sponsored deferred compensation programs). For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition.

Director Retirement Policy

It is the policy of the Board that a director retire at the annual meeting of shareholders following his or her attainment of age 70. A director who is first elected to the Board after the age of 65, however, may defer retirement until the annual meeting of shareholders following his or her attainment of age 72. Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and employees of the Company, including our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct is available on the Company’s website at www.hanover.com under “Corporate Governance—Company Policies.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

ITEM I

ELECTION OF DIRECTORS

The Board currently has ten members and consists of three classes as nearly equal in number as possible, whose terms end in successive years. Two of the directors whose terms will expire at this year’s Annual Meeting, Michael P. Angelini and Neal F. Finnegan, have been nominated for re-election, each for a three-year term ending after the 2010 Annual Meeting of Shareholders. Mr. Condron has been nominated for election for a three-year term ending after the 2010 Annual Meeting of Shareholders. Pursuant to the Company’s Director Retirement Policy, Mr. Varnum is retiring from the Board effective May 15, 2007. Additionally, Mr. Parry has elected to resign as a director as of the end of his term (May 15, 2007).

The Board recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. Management has no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

ITEM II

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board to be THG’s independent registered public accounting firm for 2007. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Board is submitting the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2007 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting THG’s independent registered public accounting firm and will make the selection it deems best for THG and its shareholders. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another accounting firm without resubmitting the matter to shareholders. Similarly, ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future if it deems appropriate.

The Board recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for THG for 2007. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

Fees Incurred by THG from PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by THG for the audit and other services provided by PricewaterhouseCoopers LLP for 2006 and 2005:

	2006	2005
Audit Fees (1)	$2,101,000	$2,457,000
Audit-Related Fees (2)	$308,000	$348,000
Tax Fees (3)	$56,000	$40,000
All Other Fees (4)	$6,000	$9,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations in connection with proposed transactions, benefit plan audits, attestation services, services provided in connection with reviews by state insurance departments, and other consulting services.
(3)	Tax fees principally included IRS interest calculation reviews, and consultations in connection with proposed transactions.
(4)	Other services included software purchased.

Pre-Approval Policy

The Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees equal to or greater than $250,000 must be specifically approved.

The Chair of the Audit Committee (or, in his absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by THG’s independent auditors and associated fees, provided that such services are not otherwise prohibited and any decisions to pre-approve such audit-related or non-audit services and fees are reported to the full Audit Committee at its next regular meeting. During 2006, the Audit Committee pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above.

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2006.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU Section 380), as modified. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2006 is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission (the “Commission”).

Other Matters

The Audit Committee satisfied its responsibilities under its Charter for the year 2006.

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

February 22, 2007

AUDIT COMMITTEE

Joseph R. Ramrath, Chair

David J. Gallitano

Herbert M. Varnum

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Overview

The Compensation Committee (the “Committee”), in consultation with the Board’s Committee of Independent Directors (the “CID”), is responsible for reviewing and establishing the Company’s executive compensation practices and policies. More specifically, the Committee is responsible for approving the compensation levels for our Named Executive Officers, or NEOs, subject, in the case of the CEO, to ratification by the CID. Although this discussion and analysis refers principally to compensation for our NEOs, the same compensation principles and practices apply to all of our executive officers. No member of the Committee or the CID is a former or current officer or employee of the Company or any of its subsidiaries. The Board has affirmatively determined the independence of each member of the Committee and the CID, based on the independence standards adopted by the Board, and the independence requirements of the New York Stock Exchange (for information regarding the independence standards adopted by the Board, please see Annex 1 to this Proxy Statement or our Corporate Governance Guidelines at www.hanover.com under “Corporate Governance-Guidelines”). In addition, each member of the Committee and the CID qualifies as a non-employee director under Securities and Exchange Commission Rule 16b-3 and as an outside director under Internal Revenue Code Section 162(m).

Executive Compensation Policy and Objectives

The overall objectives of the Company’s executive compensation program are to:

•	attract and retain individuals who will contribute to the future success of THG and its subsidiaries;
•

motivate executives to achieve certain financial and business objectives, striving for a pay-for-performance philosophy driven by the achievement of the Company’s key financial and operating goals and priorities; and

•	further align the long-term interests of executives with those of our shareholders.

While each component of compensation (as discussed below) is designed to achieve particular objectives, the entire package is structured to align with our business strategy and to be competitive from a marketplace perspective. While there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, we design our NEO compensation packages to place significantly more emphasis on variable compensation tied to performance rather than base salary. We believe this approach encourages consistent and continuous achievement of short and long-term performance goals focused on promoting shareholder value.

Setting Executive Compensation

In executing its compensation responsibilities, the Committee engages external consultants to provide relevant market pay data and to assist in developing compensation recommendations. F. W. Cook has been engaged to provide such services to the Committee related to CEO compensation. Towers Perrin has been engaged to provide such services to both the Committee and management as it relates to compensation for executives other than the CEO. Each of the consulting firms report to, and are selected and approved by, the Committee. The Committee reviews and approves all compensation payable to F.W. Cook and Towers Perrin with respect to services provided to the Committee, and management reports, at least annually, on any other compensation paid to Towers Perrin. The engagement of F.W. Cook and Towers Perrin is reviewed at least annually.

Both F.W. Cook and Towers Perrin review our overall approach to assessing market data, provide input to the Committee and management regarding the selection of companies against which to benchmark compensation levels and practices, provide advice regarding compensation trends and issues, provide other comparative data and information and assist in the design of our executive compensation programs.

In assessing and reviewing compensation, the Committee evaluates the pay levels for executives at a group of companies principally within the property and casualty insurance industry. This group consists of publicly-held property and casualty insurance companies that the Committee believes THG may compete with for senior management talent and business, or are otherwise indicative of compensation levels payable in the property and casualty insurance industry. The companies comprising this group (the “P&C Companies Group”) are:

• American Financial Group, Inc.	• Ohio Casualty Corporation
• Chubb Corp.	• Old Republic International Corporation
• Cincinnati Financial Corporation	• The Progressive Corporation
• CNA Financial Corp.	• Safeco Corporation
• Erie Indemnity Corporation	• Selective Insurance Group, Inc.
• Harleysville Group, Inc.	• The Travelers Companies Inc.
• The Hartford Financial Services Group, Inc.	• White Mountain Insurance Group, LTD
• Mercury General Corporation	• W.R. Berkley Corporation

The Committee reviews the benchmark data about the P&C Companies Group in various formats and considers various adjustments to the data (such as regression analysis) in light of differences in size and other factors and estimated differences in comparative executive responsibilities.

The Committee supplements its P&C Companies Group assessment of market pay levels for senior management talent by reviewing additional market pay data from a broader group of property and casualty companies, as well as general industry organizations reasonably comparable in size to THG (the “Supplemental Comparison Group”, together with the P&C Companies Group, the “THG Comparison Group”). The pay information from the Supplemental Comparison Group is derived from nationally recognized executive compensation surveys, and incorporates data on market base pay levels, market target and actual total cash levels and market long-term incentive levels. Survey information for each THG senior management position is developed according to the position’s responsibilities, role and its labor market for talent (i.e. some positions may need to be recruited from a broader sector of organizations than the P&C industry).

As is the case for the P&C Companies Group market assessment, various analytical techniques are used for this survey-based market assessment such as regression analysis, use of trendline information and size segmentation with the intent to provide a more useful depiction of market compensation levels for THG positions based on our relative size and complexity. However, in all of these cases such surveys are inexact measures and are intended solely to serve as reference points to assist the Committee in its deliberations.

While the Committee believes that the use of such comparative information is important and helpful to its determination of executive compensation, it regards such information as a useful analytical tool rather than as a determinative or formulaic program. The Committee recognizes the limitations of such comparative information, and endeavors to consider such differentiating factors among the companies within the THG Comparison Group such as the:

•	size of company;
•	type of business conducted;

•	geographic markets served;
•	recent operating history;
•	perceived differences in long and short-term objectives and challenges;
•	relative risks to the respective companies;
•	financial and strategic differences;
•	depth of management;
•	tenure of executives; and
•	situational factors such as the Committee’s view of the relative capabilities and retention risks with respect to a specific executive or position.

Role of Executive Officers in Compensation Decisions

Committee meetings are regularly attended by our CEO, General Counsel, Chief Human Resources Officer and our Chairman of the Board (who is an independent director, but not a Committee member), each of whom generally participate in such meetings and provide counsel and advice at the Committee’s request. In addition, the Committee regularly meets in executive sessions with no members of management present and no member of the Company’s management is permitted to be present while the Committee makes its ultimate determination as to such executive’s compensation. At the request of the NCGC, and pursuant to a process which has been approved by our Board, our independent Chairman of the Board leads an annual performance review of the CEO, which includes (i) personal interviews with members of management and independent directors, and (ii) a review of the CEO’s self-assessment and of the Company’s performance. The results of this performance evaluation are reviewed by the NCGC and the Committee in joint sessions, and such review is then finalized and ratified by the CID. This review helps form the basis for establishing the CEO’s annual compensation package and for determining whether or not individual performance goals have been achieved. The CID has final authority to ratify the compensation of our Chief Executive Officer. For compensation decisions regarding NEOs (other than the CEO), including determinations as to level of compensation and achievement of performance goals, the Committee solicits and considers the recommendations of the CEO as well as information provided to it by Towers Perrin.

Equity Grant Procedures

Most of our awards of equity are made at the meeting, usually in February or March, at which the Committee determines total compensation and makes annual compensation determinations and decisions (the “Annual Awards”). The date of this meeting is chosen well in advance and is not chosen to coincide with the release of material non-public information. In some years, where the Committee has not completed its work by the pre-arranged Committee meeting date, it has elected to make all, or a portion, of the Annual Awards at a date chosen by it shortly thereafter. Such date is not selected with a view toward affecting the equity award price, and before finalizing any such awards the Committee considers the effect, if any, of a material change in the stock price between the date of the original pre-arranged meeting and the date of the final award.

Annual Awards made to officers subject to the reporting obligations under Section 16 of the Securities Exchange Act of 1934, which includes each of our NEOs (the “Section 16 Officers”), are specifically approved by the Committee, subject, where applicable, to ratification by the CID. With respect to Annual Awards made to all other employees, the Committee approves an aggregate number and type of awards available for issuance, and such awards are distributed in such amounts and to such employees as determined by our CEO. The Committee endeavors to ensure that Annual Awards to Section 16 Officers and all other employees are granted on the same date.

Occasionally, awards other than Annual Awards may be made to Section 16 Officers and other employees (“Off-Cycle Awards”). Subject to certain restrictions on the number and type of awards that may be granted, the Committee has delegated authority to our CEO to grant Off-Cycle Awards to employees, other than Section 16 Officers. Only the Committee may make awards to the Section 16 Officers. Off-Cycle Awards are generally made only in connection with new hires, promotions, or as needed to retain an employee. Any Off-Cycle Awards made by the CEO are reported to the Committee at the next regularly scheduled meeting following such award. During 2006, no Off-Cycle Awards were granted to NEOs.

The Committee does not have any programs, plans or practices of timing any awards in coordination with the release of material non-public information, although if deemed appropriate and prudent under the circumstances, the Committee reserves the right to consider such information in determining the date of any award.

With respect to the issuance of stock options, the exercise price of all options equals the closing price per share of THG’s Common Stock as reported on the NYSE on the date of grant.

Principal Components of Executive Compensation

For the fiscal year ended December 31, 2006, the principal components of compensation for our Named Executive Officers consisted of (i) annual base salary, (ii) short-term incentive compensation, and (iii) long-term incentive compensation. In addition, our NEOs receive certain deferred compensation and perquisites that differ from those generally available to employees. For purposes of benchmarking against the THG Comparison Group, we use annual base salary and short and long-term incentive compensation for comparison purposes.

Annual Base Salary

Annual base salaries of the Named Executive Officers are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities in the THG Comparison Group, based on published compensation surveys, proxy data and other information. Generally, we begin the process of reviewing or establishing NEO base salaries by comparing salary levels to the market median range for comparable executives in the THG Comparison Group, but the Committee’s ultimate decision regarding base salary is dependent on a number of different factors, which include the NEO’s specific expertise and contributions, the relative pay scales among our senior officers, amounts previously paid to the NEO and perceived retention risk. Base salary, however, is only one of several different tools we use to motivate the achievement of consistent and strong results. Accordingly, base salary comprises a smaller portion of total compensation than the short and long-term variable incentives described below. Base salaries are reviewed on an annual basis in the first quarter of each year. Typically, the Committee does not adjust NEO salaries more frequently than once every 18-24 months, unless there has been a material change in an NEO’s role or responsibility level. This approach reduces the focus on base salaries and emphasizes short and long-term variable incentives as the greatest portion of executive compensation.

During 2006, Mr. Eppinger’s base salary was increased by 6.3%, to $850,000, Ms. Zuraitis’ and Mr. Parry’s base salaries were increased by 6.0%, to $530,000, Mr. Huber’s base salary was increased by 5.3% to $395,000, and Mr. Tranter’s base salary was increased by 6.3% to $335,000. These increases, the first since 2004, were made to reward each of the NEOs for their significant contributions to the Company, and in consideration of the other factors listed above.

Short-Term Incentive Compensation

The Company maintains an annual short-term incentive compensation program (the “Annual IC Program”), which is established pursuant to the Company’s shareholder-approved Short-Term Incentive Compensation Plan. The Annual IC Program is a non-equity incentive compensation program that provides additional cash compensation to key employees, including the NEOs, who are deemed to have contributed to the success of the Company and its subsidiaries or otherwise met certain individual goals and expectations. Annual IC Program compensation award opportunities are targeted at a percentage of annual salary, dependent upon each executive’s role and overall pay package (the “Bonus Target”). Specifically, this program is designed to motivate and reward:

•	achievement of annual targeted financial goals;
•	achievement of pre-established annual and operating business goals and priorities that are linked to overall corporate financial results and priorities;
•	achievement of extraordinary annual results; and
•	demonstration of superior core competencies (i.e., integrity, teamwork, accountability and commitment to winning).

For 2006, funding levels for the Annual IC Program (“Funding Levels”) applicable to our NEOs ranged from 0% to a maximum of 200% of target funding based upon the attainment during 2006 of certain targeted levels of (i) operating earnings from property and casualty business units (“P&C Segment Income”), and (ii) property and casualty companies’ earnings per share (“P&C EPS”), each subject to the IC Adjustments described below.

The table below sets forth the actual financial targets, the impact on Funding Levels if such targets are not met or are exceeded, and the weight given to each financial target in determining the total Funding Level:

	Weight	Threshold Funding Level (0%)	Target Funding Level (100%)	Maximum Funding Level (200%)
P&C Segment Income	75%	<$162.6 Million	$271.0 Million	≥$325.2 Million
P&C EPS	25%	<$1.97	$3.29	≥$3.95

For 2006, Mr. Eppinger’s Bonus Target was 120% of his base salary, Ms. Zuraitis’ and Mr. Parry’s Bonus Targets were 90% of their base salary, Mr. Huber’s Bonus Target was 75% of his base salary and Mr. Tranter’s Bonus Target was 60% of his base salary. Each individual’s award can be as low as zero and as high as twice his or her Bonus Target. The amount of each executive officer’s actual award is determined by a combination of the NEO’s Bonus Target, the Funding Level achieved, such executive officer’s performance against certain pre-established individual goals, the executive’s overall performance and such other factors as the Committee may, in it sole discretion deem relevant. In no event, however, will any NEO award exceed an amount determined based upon the attainment of the Company’s Funding Levels. The Committee intended to set the P&C Segment Income and P&C EPS financial targets at levels where the outcome was substantially in doubt, but at levels that could be reasonably achieved and were consistent with the Company’s internal financial plans. For the past several years, the financial goals that determined the Funding Levels for the Annual IC Program were set to exceed prior years’ operating plans and actual Company performance levels. To the extent the Company intends to set aggressive but realistic goals to motivate our NEOs, we will continue to position target Annual IC Program awards above the median level of similar executives in the THG Comparison Group.

Although Funding Levels are based on the achievement of certain financial results, the actual award to the NEO is based on individual goal achievement, overall contributions and other factors deemed appropriate by the Committee, including relative pay scale and historical payouts. Each NEO has specific goals that are set at the beginning of each year. Individual goals are aligned with the achievement of the overall financial and operational goals of the Company. These goals are reviewed and approved by the Committee in the first quarter of each year. For the Named Executive Officers, actual award levels may be adjusted based on individual performance, but may not exceed the Funding Level generated by the financial metrics set forth above, except that for the purposes of determining maximum funding, the metrics are adjusted to exclude (i) unusually large catastrophe losses which aggregate (net of reinsurance) in excess of expected “normal” catastrophe losses; (ii) adverse development on loss and loss adjustment reserves or other costs as a result of Hurricanes Katrina and Rita which occurred in 2005; and (iii) adverse development on currently discontinued voluntary property and casualty insurance pools (collectively, the “IC Adjustments”).

In 2006, the overall Funding Level available to pay Named Executive Officers under the 2006 Annual IC Program, as determined in accordance with plan terms based on the level of achievement of the pre-established adjusted financial targets, was determined to be 200% of target. The Committee, however, reduced the maximum Funding Levels by excluding the IC Adjustments which would otherwise have increased the financial metrics above amounts reported in our financial statements. The Committee made this adjustment to align actual funding with P&C segment income as reported in our Annual Report on Form 10-K for the year ended December 31, 2006 and in consideration of the overall high level of funding for the 2006 Annual IC Program and the amount of earnings otherwise attributable to favorable development of prior year reserves. Accordingly, the overall Funding Level used to determine the maximum incentive compensation for the NEOs was established at 191% of target. The maximum 2006 Annual IC Program award was determined by multiplying the NEO’s base salary by the Bonus Target (120% for Mr. Eppinger, 90% for Ms. Zuraitis and Mr. Parry, 75% for Mr. Huber and 60% for Mr. Tranter), and multiplying the resulting product by 191%.

Set forth below is a discussion of each NEO’s individual award under the 2006 Annual IC Program and such officer’s achievement of his or her pre-established performance goals:

•

Mr. Eppinger’s 2006 Annual IC Program award was $1,948,000, 191% of his Bonus Target. The decision to grant the award at this level was based on Mr. Eppinger’s contributions related to successfully leading the development and execution of long-term strategies, resulting in Company performance that exceeded both profitability and growth goals.

•

Ms. Zuraitis’ 2006 Annual IC Program Award was $911,000, 191% of her Bonus Target. The decision to grant the award at this level was based on Ms. Zuraitis’ contributions related to successfully leading an organization that exceeded its profitability and growth goals, as well as building an organization that is poised to execute significant expansion in our Specialty lines business.

•

Mr. Parry’s 2006 Annual IC Program Award was $911,000, 191% of his Bonus Target. The decision to grant the award at this level was based on Mr. Parry’s contributions related to leading the successful transition of the Life Companies business, leading the execution of the Claims operating model and the development and execution of investment strategy changes.

•

Mr. Huber’s 2006 Annual IC Program Award was $565,000, 191% of his Bonus Target. The decision to grant the award at this level was based on Mr. Huber’s contributions related to successfully building an organization that provides greater legal and compliance support to the Property and Casualty business lines, while at the same time, managing support provided during the transition of the Life Companies business.

•

Mr. Tranter’s 2006 Annual IC Program Award was $383,000, 191% of his Bonus Target. The decision to grant the award at this level was based on Mr. Tranter’s contributions related to successfully delivering cost effective, reliable, innovative and competitive technology products that support and differentiate our service levels to partners and customers.

Long-Term Incentive Compensation

The Company maintains a long-term incentive compensation program (“LTIP”) that provides for awards of stock-based long-term incentive compensation. Prior to May 16, 2006, awards under the LTIP were made pursuant to THG’s shareholder-approved Amended Long-Term Stock Incentive Plan (the “1996 Plan”). All awards issued after May 16, 2006 are pursuant THG’s shareholder-approved 2006 Long-Term Incentive Plan (the “2006 Plan”). Awards under the 2006 Plan can be made in the form of restricted or unrestricted stock, restricted stock units, performance-based restricted stock units, stock options and any other award that is convertible or otherwise based on THG’s Common Stock. Specifically, this program is, among other things, designed to:

•	encourage management to achieve and balance short and long-term goals;
•	tie management’s financial incentives to the financial interests of shareholders through stock ownership; and
•	recruit and retain key leaders.

The Committee has generally sought to establish NEO long-term equity incentive compensation opportunities above the median of companies in the THG Comparison Group, consistent with the philosophy of weighting total compensation to encourage long-term planning and the achievement of long-term performance goals focused on promoting shareholder value. Factors considered in determining NEOs’ award grants under the LTIP include the:

•	contribution of each NEO to the long-term performance of THG;
•	importance of such NEO’s responsibilities within the organization;
•	expense of the award to the Company;
•	dilutive impact to shareholders;
•	recruitment and retention considerations;
•	relative awards made to other Section 16 Officers;
•	expectations based on historical compensation; and
•	vesting schedules and projected value of prior grants.

In 2006, each NEO was granted performance-based restricted stock units (“PBRSUs”), 50% of which vest based on the achievement of a specified individual goal (the “Individual Goal-Based PBRSUs”) and 50% of which vest based on achievement of corporate goals (the “Corporate Goal-Based PBRSUs”). The PBRSUs also have time-based vesting restrictions as set forth below.

The Individual Goal-Based PBRSUs:

•	do not vest unless the established individual performance measures discussed below are achieved during 2006 (or such later date as may be approved by the Committee);
•

are subject to an additional time-based vesting requirement which, assuming achievement of the applicable performance measures, provides that such PBRSUs vest 100% on the second anniversary of the grant date;

•	are reduced to zero, if the performance measures are not achieved; and
•	are paid at the award level provided the individual goal and retention requirements have been met.

The Corporate Goal-Based PBRSUs:

•	do not vest unless a specified two-year average return on equity (“ROE Target”) is achieved for the years 2006-2007;
•

are subject to an additional time-based vesting requirement which, assuming achievement of the ROE Target, provides that 50% of such PBRSUs vest on the second anniversary of the grant date and 50% vest on the third anniversary of the grant date; and

•

may be adjusted to zero and as high as 175% of the targeted award, based on the average return on equity actually achieved during the performance period, but is otherwise not subject to individual adjustment factors.

The table below sets forth the ROE Targets and how achievement of such targets impacts the actual award to the NEO:

ROE Target	Percent of Target Award
< 9%	0%
9%	25%
10%	50%
11%	80%
12%	100%
13%	125%
14%	150%
≥15%	175%

Return on equity (“ROE”), for purposes of determining achievement of the ROE Target, is a levered return on equity calculation based on after-tax P&C segment income adjusted to include the cost of corporate debt and exclude the financial results of the holding company, and reducing the equity of the P&C segment by the amount of such debt (the “ROE Formula”). The Committee chose the ROE performance metric because it believes that ROE is a good measure for evaluating operating performance and that stock value and ROE performance are closely related. Accordingly, the achievement of the ROE Target should enhance stock value and shareholder return. In calculating ROE for purposes of determining the level of achievement of the ROE Target, the Committee reserved the discretion to exclude from the ROE Formula the impact of certain unusual and/or non-recurring events, such as unusually large catastrophe losses and adverse development on loss and loss adjustment reserves or other costs as a result of Hurricanes Katrina and Rita (“LTIP Excludable Items”). At a meeting held on February 15, 2007, the Committee determined (and, with respect to the CEO, such determination was later ratified by the CID) that based upon the Company’s 2006 financial performance, the ROE for 2006, the first half of the two-year measuring period, was 13.5%. The determination of ROE was made in accordance with the ROE Formula and without exercising the discretion to exclude the impact of the LTIP Excludable Items (which would otherwise have increased ROE).

For all PBRSUs, the NEO must be an employee of the Company as of the vesting dates for the awards to vest, except as otherwise provided with regard to death, disability, retirement or in the event of a change in control, or as otherwise provided under a severance or consulting arrangement. The PBRSUs do not have dividend equivalency or voting rights. Upon vesting, such units are converted into an equivalent number of shares of Common Stock (see “Potential Payments Upon Termination or Change In Control” on page 42 below for vesting provisions in the event of a change in control of the Company).

The decision to provide NEOs a combination of Corporate Goal-Based and Individual Goal-Based PBRSUs was based on the desire to retain such NEOs and to motivate them to achieve both (i) long-term corporate financial goals, and (ii) short-term individual goals which, while closely aligned with the achievement of longer term financial goals, may not otherwise produce such an impact in the short term. Because the goals established pursuant to the Individual Goal-Based PBRSUs were designed to be within the control of the participant to achieve and were ancillary to their annual goals and responsibilities, they were principally designed to help retain the individual recipients.

Set forth below is a discussion of each NEO’s individual award under the 2006 LTIP (at target) and such officer’s pre-established performance goals applicable to the Individual Goal-Based PBRSUs:

•

Mr. Eppinger was granted 12,500 Individual Goal-Based PBRSUs and 12,500 Corporate Goal-Based PBRSUs. With respect to his Individual Goal-Based PBRSUs, Mr. Eppinger’s individual goals were based on his development of a comprehensive long-term strategy for the Property & Casualty business segment, including an implementation plan.

•

Ms. Zuraitis was granted 10,000 Individual Goal-Based PBRSUs and 10,000 Corporate Goal-Based PBRSUs. With respect to her Individual Goal-Based PBRSUs, Ms. Zuraitis’ individual goal was based on her development of a comprehensive strategy to drive total account solutions in both Commercial and Personal Lines.

•

Mr. Parry was granted 10,000 Individual Goal-Based PBRSUs and 10,000 Corporate Goal-Based PBRSUs. With respect to his Individual Goal-Based PBRSUs, Mr. Parry’s individual goal was based on his contributions to the effective transition of leadership in the Claims, Investment and Finance organizations.

•

Mr. Huber was granted 4,000 Individual Goal-Based PBRSUs and 4,000 Corporate Goal-Based PBRSUs. With respect to his Individual Goal-Based PBRSUs, Mr. Huber’s individual goal was based on his development of a comprehensive plan to provide legal and compliance support related to the residual life insurance closed block and non-core businesses.

•

Mr. Tranter was granted 4,750 Individual Goal-Based PBRSUs and 4,750 Corporate Goal-Based PBRSUs. With respect to his Individual Goal-Based PBRSUs, Mr. Tranter’s individual goal was to reposition the Company’s technology infrastructure to be more adaptive and variable in cost to support business growth.

At a meeting held on February 15, 2007, the Committee determined (and, with respect to the CEO, such determination was later ratified by the CID) that with respect to the Individual Goal-Based PBRSUs, each of the NEOs achieved their respective individual goals. Accordingly, provided the NEO remains employed by THG through such date, such Individual Goal-Based PBRSUs shall vest on the second anniversary of the grant date (February 14, 2008), and each such PBRSU shall automatically convert into one share of Common Stock.

In 2006, Mr. Eppinger was also awarded options to purchase 100,000 shares of Common Stock at an exercise price of $46.28 per share (the closing price per share of THG’s Common Stock as reported on the NYSE on the date of grant). The stock options have a ten year term and vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. Mr. Eppinger must be an employee of the Company as of the vesting dates for the options to vest, except as otherwise provided with regard to death, disability, retirement or in the event of a change in control, or as otherwise provided under a severance or consulting arrangement (see “Potential Payments Upon Termination or Change In Control” on page 42 below for vesting provisions in the event of a change in control of the Company). The Committee elected to grant Mr. Eppinger these options to further tie his compensation to the achievement of long-term shareholder value and as a means to retain Mr. Eppinger.

Other Benefits

The Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance and our 401(k) Plan, in each case on the same basis as other employees. In addition to such benefits, certain officers of the Company, including the NEOs, are entitled to participate in the following programs:

Incentive Compensation Deferral and Conversion Program

The Company has established a deferral and conversion program (the “IC Deferral Program”) that permits certain officers of the Company, including the NEOs, to defer and convert a portion of their Annual IC Program award (not to exceed the greater of $50,000 or 20% of base salary) into a number of restricted stock units determined based on the fair market value of the underlying shares at the time such compensation would otherwise have been paid. An additional grant of restricted stock units is made on the conversion date having a fair market value equal to 15% of the deferred and converted incentive compensation award amount (the “Additional RSU Award”). Such restricted stock units convert into shares of Common Stock upon vesting, which is three years after the date of grant. In the event the officer is not continuously employed by the Company through the vesting date, then all such restricted stock units are forfeited, although the Company will pay the officer for the amount of incentive compensation initially deferred and converted, plus interest, compounded annually, based on the GATT rate (4.73% in 2006; 4.69% in 2007). These restricted stock units do not have voting rights, but do carry deferred dividend equivalency rights to the extent dividends are declared on the underlying shares of Common Stock (see “Potential Payments Upon Termination or Change In Control” on page 42 below for vesting provisions in the event of a change in control of the Company). The primary purpose of this program is to encourage stock ownership by senior level officers.

Pursuant to this program, Mr. Eppinger elected to defer and convert $170,000 of his 2006 Annual IC Program award, and Mr. Tranter elected to defer and convert $25,000 of his 2006 Annual IC Program award. Since the restricted stock units granted in lieu of such deferred amounts (including the Additional RSU Award) were issued on March 9, 2007, the Summary Compensation Table (see page 31), Grants of Plan-Based Awards Table (see page 33) and IC Deferral Program Table (see page 41) do not reflect the issuance of such restricted stock units, but the amount of the award deferred (excluding the Additional RSU Award) is included in Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Non-Qualified Retirement Savings Plan

In connection with the Company’s 401(k) Plan (see page 39 for additional information), the Company also maintains the Non-Qualified Retirement Savings Plan, which provides for eligible employees of the Company, including each of the Named Executive Officers, a (i) 5% additional employer contribution on total eligible compensation in excess of federal limits (contingent upon satisfaction of maximum contributions to the 401(k) Plan), and (ii) 3% employer contribution on total eligible compensation in excess of the federal limits. Amounts deferred are credited with interest, compounded annually, based on the GATT rate (4.73% in 2006; 4.69% in 2007). This plan is unfunded and non-qualified.

Additionally, eligible officers of the Company, including the Named Executive Officers, can defer receipt of up to 12.5% of their base salaries and up to 100% of their Annual IC Program awards pursuant to this plan.

Though the annual Company contributions to the Non-Qualified Retirement Savings Plan were made on March 1, 2007, since such contributions were made with respect to cash compensation paid in 2006, the

Summary Compensation Table (see page 31), and Non-Qualified Retirement Saving Plan Table (see page 40) reflect such 2007 payments.

Perquisites

The Committee reviews, at least annually, the various material corporate perquisites available to the NEOs. The Committee believes that the compensation package offered the Named Executive Officers (as discussed above) is adequate to motivate and compensate each NEO and therefore believes corporate perquisites should represent a relatively small component of a NEO’s executive compensation package. In 2006, the only significant perquisites offered to the NEOs were (i) the provision of certain financial planning services, and (ii) a program providing for matching contributions (up to $5,000 per NEO) to eligible tax qualified charitable organizations. With respect to the financial planning services, the Company pays an annual retainer to a third-party service provider of $15,000 and an annual fee of $12,000 for each participating executive. For more information regarding perquisites, please see the Summary Compensation Table on page 31.

Stock Ownership Requirements

The Company has adopted stock ownership guidelines for NEOs as set forth in the following table:

Tier	Value of Stock Ownership as Multiple of Base Salary	Timeframe to Meet Guidelines
CEO	1 times	1 1/2 years
	4-6 times	3 years
All other NEOs	1 times	1 1/2 years
	2-4 times	3 years

Each NEO shall have (i) 1  1/2 years from becoming an officer subject to the stock ownership guidelines to reach a stock ownership level with a value equal to such officer’s base salary, and (ii) three years from becoming an officer subject to the stock ownership guidelines to reach the total required ownership level. The guidelines credit officers for shares held outright, shares allocated to their accounts in THG retirement plans, unvested restricted stock, restricted stock units, performance-based restricted stock units (at target) and any shares that have been earned but the payment of which has been deferred. Unexercised stock options, whether or not vested, are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition.

As of the date of this Proxy Statement, each of the NEOs is in compliance with the stock ownership guidelines.

The Company strongly discourages its employees from entering into hedging transactions involving Company stock.

Severance and Change in Control

For a discussion of the Company’s Amended Employment Continuity Plan and the various benefits available to our NEOs in the event of termination or a change in control, please see the section entitled “Potential Payments upon Termination or Change in Control” on page 42.

Tax and Accounting Implications

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to a corporation’s chief executive officer and its four other most highly compensated executive officers. Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company takes Section 162(m) of the Internal Revenue Code into account in making its executive compensation decisions, but reserves the right, in circumstances it deems appropriate, to pay amounts that are not deductible.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, the Company adopted Statement No. 123(R) which requires the Company to recognize the fair value of compensation costs for all share-based payments, including employee stock options, in its financial statements. The Company adopted Statement No. 123(R) using the modified prospective transition method.

Compensation Committee Report

Review of Compensation Discussion and Analysis with Management

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Recommendation that the Compensation Discussion and Analysis be Included in 2007 Proxy Statement

Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement for filing with the Securities and Exchange Commission.

March 26, 2007

Members of the Compensation Committee:

Robert J. Murray, Chair

Neal F. Finnegan

Gail L. Harrison

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the 2006 compensation awarded to, earned by, or paid to THG’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of THG (collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compen- sation ($)		Total ($)
Frederick H. Eppinger	2006	838,462	—	1,789,083	1,785,467	1,948,000	(3)	0	(4)	124,774	(5)	6,485,786
President and Chief Executive Officer

Marita Zuraitis	2006	523,077	—	897,229	421,112	911,000		—		89,004	(6)	2,841,422
President, Property and Casualty Companies

Edward J. Parry, III*	2006	523,077	—	847,578	410,279	911,000		0	(7)	65,500	(8)	2,757,434
Executive Vice President and Chief Financial Officer

J. Kendall Huber	2006	390,385	—	368,433	171,178	565,000		530		59,053	(9)	1,554,579
Senior Vice President and General Counsel

Gregory Tranter	2006	330,385	—	376,114	170,694	383,000	(10)	0	(11)	34,538	(12)	1,294,731
Vice President and Chief Information Officer

*	Mr. Parry has elected to resign as (i) a director of THG, effective at the expiration of his current term (May 15, 2007), and (ii) Executive Vice President and Chief Financial Officer of THG and from all other director, trustee and officer positions he holds with any of our affiliates or subsidiaries, effective on June 15, 2007.
(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007 (the “Annual Report”). Notwithstanding the foregoing, the expense calculation set forth in this column disregards forfeiture assumptions. Compensation expense reported in the Annual Report includes forfeiture assumptions ranging from 0%-10%. The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of the Company’s Common Stock at the time of vesting and/or exercise of the stock awards, whether the Company achieves the performance goals associated with certain stock awards and whether such awards actually vest.
(2)	For more detailed information please see the section entitled “Short-Term Incentive Compensation” in the CD&A on page 23.
(3)	Includes $170,000 deferred at the election of Mr. Eppinger pursuant to the Company’s IC Deferral Program. On March 9, 2007, 4,263 restricted stock units were granted to Mr. Eppinger in lieu of such deferred amounts. Please see the section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 28 for more information.

(4)	Mr. Eppinger’s Present Value of Accumulated Benefits in the Pension Plan and the Excess Benefit Plan decreased by $144 from December 31, 2005 to December 31, 2006 due to an increase in the discount rate.
(5)	The amount shown includes (a) employer contributions with respect to eligible 2006 compensation in the amount of $17,600 and $80,197, respectively, to Mr. Eppinger’s 401(k) account and Non-Qualified Retirement Savings Plan account, and (b) $1,818 associated with term life and accidental death and dismemberment insurance premiums paid by the Company (which benefit is generally available to all employees). In addition, this amount includes perquisites and other personal benefits in the aggregate amount of $25,159, which includes (i) $12,000 associated with Company-paid financial planning services, (ii) $5,000 of matching contributions to qualified charitable organizations, (iii) amounts paid by the Company for Mr. Eppinger’s wife to attend certain agent conferences where spousal attendance was expected (plus $3,324 in related tax reimbursement), and (iv) amounts associated with Mr. Eppinger’s personal use of the Company’s car and driver.
(6)	The amount shown includes (a) employer contributions with respect to eligible 2006 compensation in the amount of $17,600 and $45,446, respectively, to Ms. Zuraitis’ 401(k) account and Non-Qualified Retirement Savings Plan account, and (b) $1,252 associated with term life and accidental death and dismemberment insurance premiums paid by the Company (which benefit is generally available to all employees). In addition, this amount includes perquisites and other personal benefits in the aggregate amount of $24,706, which includes (i) $12,000 associated with Company-paid financial planning services, (ii) amounts paid by the Company for Ms. Zuraitis’ husband to attend certain agent conferences where spousal attendance was expected (plus $4,303 in related tax reimbursement), and (iii) amounts associated with Ms. Zuraitis’ personal use of Company tickets to a sporting event.
(7)	Mr. Parry’s Present Value of Accumulated Benefits in the Pension Plan and the Excess Benefit Plan decreased by $3,904 from December 31, 2005 to December 31, 2006 due to an increase in the discount rate.
(8)	The amount shown includes (a) employer contributions with respect to eligible 2006 compensation in the amount of $17,600 and $46,646, respectively, to Mr. Parry’s 401(k) account and Non-Qualified Retirement Savings Plan account, and (b) $1,254 associated with term life and accidental death and dismemberment insurance premiums paid by the Company (which benefit is generally available to all employees).
(9)	The amount shown includes (a) employer contributions with respect to eligible 2006 compensation in the amount of $17,600 and $26,111, respectively, to Mr. Huber’s 401(k) account and Non-Qualified Retirement Savings Plan account, and (b) $1,342 associated with term life and accidental death and dismemberment insurance premiums paid by the Company (which benefit is generally available to all employees). In addition, this amount includes perquisites and other personal benefits in the aggregate amount of $14,000, which includes (i) $9,000 associated with Company-paid financial planning services, and (ii) $5,000 of matching contributions to qualified charitable organizations.
(10)	Includes $25,000 deferred at the election of Mr. Tranter pursuant to the Company’s IC Deferral Program. On March 9, 2007, 627 restricted stock units were granted to Mr. Tranter in lieu of such deferred amounts. Please see the section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 28 for more information.
(11)	Mr. Tranter’s Present Value of Accumulated Benefits in the Pension Plan and the Excess Benefit Plan decreased by $258 from December 31, 2005 to December 31, 2006 due to an increase in the discount rate.
(12)	The amount shown includes (a) employer contributions with respect to eligible 2006 compensation in the amount of $17,600 and $16,031, respectively, to Mr. Tranter’s 401(k) account and Non-Qualified Retirement Savings Plan account, and (b) $907 associated with term life and accidental death and dismemberment insurance premiums paid by the Company (which benefit is generally available to all employees).

Grant of Plan-Based Awards in Last Fiscal Year

The following table contains information concerning plan-based awards granted to the Named Executive Officers in 2006. All stock awards and options were granted pursuant to THG’s Amended Long-Term Stock Incentive Plan (the “1996 Plan”).

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)*
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frederick H. Eppinger	2/14/06	(1)	0	1,020,000	2,040,000
	2/14/06	(2)				0	12,500	12,500				578,500
	2/14/06	(3)				0	12,500	21,875				578,500
	2/14/06	(4)								100,000	46.28	1,410,031
	3/3/06	(5)							3,736			182,190

Marita Zuraitis	2/14/06	(1)	0	477,000	954,000
	2/14/06	(2)				0	10,000	10,000				462,800
	2/14/06	(3)				0	10,000	17,500				462,800

Edward J. Parry, III	2/14/06	(1)	0	477,000	954,000
	2/14/06	(2)				0	10,000	10,000				462,800
	2/14/06	(3)				0	10,000	17,500				462,800

J. Kendall Huber	2/14/06	(1)	0	296,250	592,500
	2/14/06	(2)				0	4,000	4,000				185,120
	2/14/06	(3)				0	4,000	7,000				185,120
	3/3/06	(5)							1,112			54,228

Gregory Tranter	2/14/06	(1)	0	201,000	402,000
	2/14/06	(2)				0	4,750	4,750				219,830
	2/14/06	(3)				0	4,750	8,313				219,830

*	The amounts in this column reflect the grant date fair value of the award calculated in accordance with FAS 123(R). The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.

(1)	Award under the 2006 Annual IC Program (see section entitled “Short-Term Incentive Compensation” in the CD&A on page 23 for more information). On March 9, 2007, these awards were paid to the Named Executive Officers in the following amounts: Mr. Eppinger, $1,948,000; Ms. Zuraitis, $911,000; Mr. Parry, $911,000; Mr. Huber, $565,000; and Mr. Tranter, $383,000. Pursuant to the IC Deferral Program (see footnote 5 below), Mr. Eppinger deferred $170,000 of such award and Mr. Tranter deferred $25,000 of such award.

(2)	Grant of Individual Goal-Based PBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 25 for more information). On February 15, 2007, the Compensation Committee

determined that each of the Named Executive Officers had achieved their respective individual goals. Accordingly, provided such NEO remains an employee of THG through such date, such awards shall vest on February 14, 2008 and automatically convert into an equivalent number of shares of Common Stock.

(3)	Grant of Corporate Goal-Based PBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 25 for more information). The amount, if any, of such award depends on achieving specified property and casualty segment return on equity targets, in which case 50% would vest on February 14, 2008, and 50% would vest on February 14, 2009.

(4)	The securities underlying the options granted are shares of Common Stock. The options granted become exercisable in 25% increments on the first and second anniversaries of the date of grant, with the remaining 50% becoming exercisable on the third anniversary of the date of grant. The exercise price of such options equals the closing price per share on the NYSE of THG’s Common Stock as of the date of grant. See section entitled “Long-Term Incentive Compensation” in the CD&A on page 25 for more information about this option grant.

(5)	Grant of restricted stock units pursuant to IC Deferral Program (see section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 28 for more information). The amounts reflected in the table represent restricted stock units issued in 2006 in lieu of compensation earned in 2005. A similar program permitted such deferral and conversion of a portion of the 2006 Annual IC Program awards, which was paid in March 2007. Each of Messrs. Eppinger and Tranter participated in that program and on March 9, 2007, Mr. Eppinger was issued 4,263 restricted stock units and Mr. Tranter was issued 627 restricted stock units.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2006. All awards indicated below were granted pursuant to the 1996 Plan.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards								Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)		Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $(2)
Frederick H. Eppinger	8/28/03	(3)	300,000			23.58	8/28/13		2/27/04		55,000	(4)	2,684,000
	2/27/04		75,000	75,000		36.88	2/27/14		3/5/04		1,503	(5)	73,346
	3/15/05		35,000	105,000		35.86	3/15/15		2/25/05		4,978	(5)	242,926
	2/14/06			100,000		46.28	2/14/16		3/15/05					20,000	(6)	976,000
									2/14/06		12,500	(7)	610,000
									2/14/06					12,500	(8)	610,000
									3/3/06		3,736	(5)	182,317
Marita Zuraitis	4/19/04	(3)	50,000	50,000		35.98	4/19/14		4/19/04	(3)	6,452	(9)	314,858
	2/7/05		12,250	36,750		36.50	2/7/15		4/19/04	(3)	17,875	(4)	872,300
									2/7/05					8,400	(6)	409,920
									2/25/05		1,533	(5)	74,810
									2/14/06		10,000	(7)	488,000
									2/14/06					10,000	(8)	488,000
Edward J. Parry, III	2/21/99		17,000			52.0625	2/21/09	(10)	2/27/04		18,288	(4)	892,454
	1/2/02		50,000			44.05	1/2/12		3/5/04		1,503	(5)	73,346
	2/27/04			50,000		36.88	2/27/14		2/7/05					8,400	(6)	409,920
	2/7/05		12,250	36,750		36.50	2/7/15		2/14/06		10,000	(7)	488,000
									2/14/06					10,000	(8)	488,000

Outstanding Equity Awards at Fiscal Year-End Table

(continued)

	Option Awards								Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)		Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J. Kendall Huber	3/20/00	(3)	20,000			46.75	3/20/10	(10)	2/27/04	7,288	(4)	355,654
	1/2/02		33,000			44.05	1/2/12		3/5/04	1,503	(5)	73,346
	1/17/03		20,000			14.94	1/17/13		2/7/05				3,600	(6)	175,680
	2/27/04		20,000	20,000		36.88	2/27/14		2/25/05	1,499	(5)	73,151
	2/7/05		5,250	15,750		36.50	2/7/15		2/14/06	4,000	(7)	195,200
									2/14/06				4,000	(8)	195,200
									3/3/06	1,112	(5)	54,266
Gregory Tranter	7/28/98	(3)	8,000			63.3125	7/28/08	(10)	2/27/04	7,288	(4)	355,654
	2/21/99		10,000			52.0625	2/21/09	(10)	3/5/04	569	(5)	27,767
	2/20/00		12,000			44.56	2/20/10	(10)	2/7/05				3,600	(6)	175,680
	1/2/02		33,000			44.05	1/2/12		2/25/05	736	(5)	35,917
	2/27/04		20,000	20,000		36.88	2/27/14		2/14/06	4,750	(7)	231,800
	2/7/05		5,250	15,750		36.50	2/7/15		2/14/06				4,750	(8)	231,800

(1)	Unless otherwise indicated, all options vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 50% vest on the third anniversary of the grant date.
(2)	Based on the value of $48.80 per share, the closing price per share of THG’s Common Stock on the NYSE on December 29, 2006 (the last trading day of 2006).
(3)	Represents off-cycle grant made upon the date of hire of the Named Executive Officer.
(4)	Performance-Based Restricted Stock Units (“PBRSUs”) granted in 2004 (the “2004 PBRSUs”). Provided the Company’s property and casualty operations achieve a specified return on equity for the year 2006 and the recipient remains continuously employed by the Company until such date, the PBRSUs vest after three years from the grant date. The actual PBRSU award may be as low as 0%, and as high as 150% of the targeted award, based on the return on equity actually achieved. On February 15, 2007, the Committee determined (and, with respect to the CEO, such determination was later ratified by the CID) that the return on equity for 2006 had been achieved at a level that entitled holders of the 2004 PBRSUs to 137.5% of their target award (as shown in the table above).
(5)	Restricted stock units (“RSUs”) granted pursuant to the IC Deferral Program (see section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 28 for more information). Assuming the employee remains continuously employed by the Company through such date, such awards vest on the third anniversary of the grant date and automatically convert into an equal number of shares of Common Stock.

(6)	PBRSUs granted in 2005. Provided the Company’s property and casualty operations achieve a specified return on equity for the year 2007 and the employee remains continuously employed by the Company, the PBRSUs vest three years from the grant date. The actual PBRSU award may be as low as 0% or as high as 150% of the targeted award shown in the table, based upon the return on equity actually achieved.
(7)	Individual-Goal Based PBRSUs granted in 2006 (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 25 for a summary of the key terms of such awards, including vesting). On February 15, 2007, the Compensation Committee determined that each of the Named Executive Officers had achieved their respective individual goals. Accordingly, provided such NEO remains an employee of THG through such date, such awards shall vest on February 14, 2008 and automatically convert into an equivalent number of shares of Common Stock.
(8)	Corporate Goal-Based PBRSUs granted in 2006 (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 25 for a summary of the key terms of such awards, including vesting). The actual PBRSU award may be as low as 0%, and as high as 175% of the targeted award shown in the table, based on the average return on equity achieved for the performance period.
(9)	Restricted stock vests on 4/19/07.
(10)	Options vested 20% annually during each of the first five years following the date of grant.

Option Exercise and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2006 by such executives pursuant to (i) option exercises, and /or (ii) shares acquired upon vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)*	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederick H. Eppinger	—	—	—	—
Marita Zuraitis	—	—	—	—
Edward J. Parry, III	91,500	1,633,373	—	—
J. Kendall Huber	20,000	682,324	—	—
Gregory Tranter	35,000	1,137,850	—	—

*	Based upon the value of such stock on the date of exercise.

Pension and Retirement Benefits

Pension Plan

The Company maintains a funded, tax-qualified, noncontributory defined benefit pension plan (the “Pension Plan”) for the benefit of eligible employees. Prior to January 1, 1995, the Pension Plan benefit formula (the “Prior Formula”) was based upon a percentage of each participant’s final average compensation multiplied by his or her years of credited service, to a maximum of 35 years.

Benefits under this formula were generally frozen for all employees as of December 31, 1994 and effective January 1, 1995, the Pension Plan was modified to provide for a cash balance formula (the “Cash Balance

Formula”). Each year while this formula was in effect, the Company allocated an amount equal to a percentage of each participant’s eligible compensation (generally, salary and short-term incentive compensation, up to the federal limits) to a separate memorandum account established for each participant. However, effective December 31, 2004, benefits under the Cash Balance Formula were also frozen and future annual allocations to participant memorandum accounts were discontinued. The final allocation of 5.5% of 2004 eligible compensation was posted to eligible participant accounts on March 1, 2005. Although future annual allocations have been discontinued, interest based on the so-called General Agreement on Tariffs and Trade (“GATT”) rate will continue to be credited to participant memorandum accounts.

The Company also maintains an excess benefit plan, which provides eligible individuals with the difference between the benefits calculated under the Pension Plan (under both the Prior Formula and Cash Balance Formula), without regard to federal limitations and the maximum amount that may be paid from the Pension Plan under federal tax laws (the “Excess Benefit Plan”). Benefits under this unfunded, non-qualified plan were also frozen effective December 31, 2004.

Though benefits under both the Prior Formula and the Cash Balance Formula are frozen, participants still earn years of service towards vesting and, with respect to the Prior Formula, early retirement eligibility. Prior Formula benefits, both qualified and excess, were subject to five year cliff vesting. Cash Balance Formula benefits, both qualified and excess, are subject to five year graded vesting. Participants in the Prior Formula are eligible for reduced early retirement benefits the first of the month following age 55 and completion of 15 years of service. The benefit is payable in full at age 65 or, if eligible, reduced by 5/9ths of 1% for each of the first 60 months and by 5/18ths of 1% for each of the next 60 months that the benefit commencement date precedes age 65. Actively-employed participants who have attained age 62 and whose combined age and years of service total at least 95 are eligible for unreduced early retirement benefits. After vesting in the Cash Balance Formula, participants can withdraw funds upon termination of employment with THG.

Participants may elect to receive benefits earned under the Cash Balance Formula as either a one-time lump sum or an annuity. Cash Balance Formula memorandum accounts are converted to annuities using a reasonable actuarial basis. Benefits under the Prior Formula are only paid as an annuity unless the present value of such vested accrued benefit does not exceed $5,000, in which case the Prior Formula benefit may be paid as a one-time lump sum. Various annuity forms of payment are available and are calculated using a reasonable actuarial basis.

Because they joined the Company after the Prior Formula was frozen, Messrs. Eppinger, Huber and Tranter receive no benefits under this formula. Ms. Zuraitis will receive no benefits under the Pension Plan (under either the Prior Formula or the Cash Balance Formula) or Excess Benefit Plan since all benefits were frozen prior to her eligibility to participate.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
Frederick H. Eppinger	Pension Plan	—	10,659	—
	Excess Benefit Plan	—	3,739	—

Marita Zuraitis	—	—	—	—

Edward J. Parry, III	Pension Plan	14.6	123,230	—
	Excess Benefit Plan	14.6	206,637	—

J. Kendall Huber	Pension Plan	—	38,652	—
	Excess Benefit Plan	—	64,866	—

Gregory Tranter	Pension Plan	—	50,203	—
	Excess Benefit Plan	—	50,772	—

(1)	“Credited Service,” as shown in the Pension Benefits Table, only applies to the frozen Prior Formula benefits.
(2)	The “Present Value of Accumulated Benefit” included in the Pension Benefits Table above is based upon a measurement date of December 31, 2006. Accordingly, all calculations utilize memorandum accounts and frozen Prior Formula benefits (with respect to Mr. Parry only), both qualified and excess, as of the same date. The results shown are estimates only and actual benefits will be based upon data, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the FAS 87 assumptions as of the measurement date. Specifically, the Present Value of Accumulated Benefit calculations utilize an interest crediting rate of 5.00% to project the memorandum accounts from the measurement date to the benefit commencement date, a rate of 5.875% to discount expected future plan benefit payments, both Prior Formula annuities and Cash Balance Formula lump sums, from the payment date to the measurement date, and a post-commencement life expectancy assumption based upon the RP-2000 Combined Healthy Participant Mortality Table Projected 7 years with Scale AA. Other assumptions used in the calculations are based on the Company’s understanding of the disclosure regulations. In particular, participants are assumed to commence benefits at age 65, which is the normal retirement age defined in all plans. Also, no turnover (e.g. death, disability, termination, retirement) is assumed prior to age 65. Further, all participants are assumed to elect a life annuity at benefit commencement under the Prior Formula and all participants are assumed to elect lump sum at benefit commencement under the Cash Balance Formula.
(3)	As of December 31, 2006, Mr. Eppinger was 50% vested in the Pension Plan and the Excess Benefit Plan and Messrs. Parry, Huber and Tranter were 100% vested in such plans.

401(k) Plan

The Company maintains The Hanover Insurance Group Retirement Savings Plan, which is a 401(k) retirement savings plan (the “401(k) Plan”). The 401(k) Plan provides a 100% match on the first 5% of eligible compensation deferred to the 401(k) Plan, and a Company contribution of 3% of eligible compensation, regardless of whether or not a participant defers compensation to the 401(k) Plan, provided that the participant is employed by the Company on the last day of that year. Eligible compensation generally consists of salary and cash bonus, up to the federal limits for qualified 401(k) plans, which was $220,000 for 2006 and will be $225,000 for 2007 (excluding so-called “catch-up contributions,” which are not eligible to be matched). In 2007, the Company contributed an additional $500 to the accounts of each employee who was employed by THG as of December 31, 2006 (unless such employee voluntarily resigned prior to the contribution date), other than the NEOs and certain other senior officers.

Non-Qualified Retirement Savings Plan

In connection with the 401(k) Plan, the Company also maintains the Non-Qualified Retirement Savings Plan, which provides for eligible employees of the Company, including each of the Named Executive Officers, a (i) 5% additional employer contribution on total eligible compensation in excess of federal limits (contingent upon satisfaction of maximum contributions to the 401(k) Plan), and (ii) 3% employer contribution on total eligible compensation in excess of the federal limits. Additionally, eligible officers of the Company, including the Named Executive Officers, can defer receipt of up to 12.5% of their base salaries and up to 100% of their Annual IC Program awards pursuant to this Plan. Amounts deferred are credited with interest based on the GATT rate (4.73% in 2006; 4.69% in 2007). This plan is unfunded and non-qualified. A Participant’s benefits are payable upon the earliest to occur of death, retirement or termination from the Company. The table below sets forth certain information regarding NEO participation in the Non-Qualified Retirement Savings Plan during 2006:

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 (1)($)	Aggregate Earnings in 2006 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 (3)($)
Frederick H. Eppinger	—	80,197	12,680	—	386,675
Marita Zuraitis	—	45,446	3,701	—	141,147
Edward J. Parry, III	—	46,646	6,747	—	207,902
J. Kendall Huber	—	26,111	7,120	—	189,952
Gregory Tranter	—	16,031	1,497	—	54,728

(1)	Represents contributions made by the Company on March 1, 2007 with respect to eligible 2006 compensation. Such amounts are included in the All Other Compensation Column of the Summary Compensation Table. On March 1, 2006, contributions with respect to eligible 2005 compensation were made to the Named Executive Officers in the following amounts: $187,680 for Mr. Eppinger; $92,000 for Ms. Zuraitis; $89,040 for Mr. Parry; $56,240 for Mr. Huber; and $37,200 for Mr. Tranter.
(2)	Represents interest accrued on the aggregate amount in the Non-Qualified Retirement Savings Plan attributable to the NEO. Amounts set forth in this column are not included in the Summary Compensation Table.
(3)	Includes Company contributions made on March 1, 2007 as if such contributions were made on December 31, 2006.

IC Deferral Program

The Company has established a Deferral and Conversion Program (the “IC Deferral Program”) that permits certain officers of the Company to defer and convert a portion of their Annual IC Program award (not to exceed the greater of $50,000 or 20% of base salary) into a number of restricted stock units determined based on the fair market value of the underlying shares at the time such compensation would otherwise have been paid. An additional grant of restricted stock units is made on the conversion date having a fair market value equal to 15% of the deferred and converted incentive compensation award amount. Such restricted stock units convert into shares of Common Stock upon vesting, which is three years after the date of grant. In the event the officer is not continuously employed by the Company through the vesting date, then all such restricted stock units are forfeited, although the Company will pay the officer for the amount of incentive compensation initially deferred and converted, plus interest, compounded annually, at the GATT rate (4.73% in 2006; 4.69% in 2007). These restricted stock units do not have voting rights, but do carry deferred dividend equivalency rights to the extent dividends are declared on the underlying shares of Common Stock. See “Potential Payments Upon Termination or Change In Control” below for vesting provisions in the event of a change in control of the Company. The table below sets forth certain information regarding NEO participation in the IC Deferral Program during 2006:

Name	Executive Contributions in 2006 (1) ($)	Registrant Contributions in 2006 (1) ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($) (3)
Frederick H. Eppinger	160,000	24,000	(2)	—	503,363
Marita Zuraitis	—	—	(2)	—	75,673
Edward J. Parry, III	—	—	(2)	—	74,192
J. Kendall Huber	50,000	7,500	(2)	—	202,788
Gregory Tranter	—	—	(2)	—	64,419

(1)	Executive and Registrant contributions made on March 3, 2006 with respect to the deferral of portions of their 2005 Annual IC Program awards. Such amounts were immediately converted into a number of restricted stock units based upon the fair market value of THG’s Common Stock as of the date the deferred amounts were otherwise payable to the NEO. The portion of the compensation expense recognized by the Company in 2006 pursuant to FAS 123(R) is included in the Stock Awards column of the Summary Compensation Table.
(2)	Executive and Registrant contributions are immediately converted into restricted stock units. The value of such units, therefore, varies depending on the value of THG’s Common Stock. The closing price per share of THG’s Common Stock on January 3, 2006 (the first trading day of 2006) as reported on the NYSE was $42.98. The closing price per share of THG’s Common Stock on December 29, 2006 (the last trading day of 2006) as reported on the NYSE was $48.80. Additionally, the RSUs accrue, to the extent declared on the underlying shares of THG Common Stock, deferred dividend equivalents (plus interest thereon at the GATT rate). In 2006, the Company paid a cash dividend of $0.30 per share. Aggregate earnings in 2006 are not reported in the Summary Compensation Table.
(3)	Equals the number of outstanding restricted stock units issued to the Named Executive Officer pursuant to the IC Deferral Program times $48.80, the closing price per share of THG’s Common stock on December 29, 2006 (the last trading day of 2006), plus the amount of accrued deferred dividend equivalents (plus accrued interest) as of December 31, 2006. For information regarding the individual grants of restricted stock units which are included in the calculation of the amounts set forth in this column, see the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 35.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the tables below reflects the amount of incremental compensation required to be paid to each NEO in the event of a change in control of THG, or a termination of the NEO. For purposes of the quantitative disclosure, we have assumed that the triggering event took place on December 31, 2006, and that the price per share of our Common Stock on such date was $48.80 (the closing price per share of our Common Stock on the NYSE on the last trading day of the year). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•	the timing during the year of such event;
•

the Company’s performance against certain financial and/or business objectives established for funding the Annual IC Program or otherwise applicable to the determination of the level of payment and/or vesting of outstanding, but unvested, stock awards;

•	the NEO’s performance generally, and against pre-established performance metrics applicable to such NEO’s Annual IC Program award and outstanding, but unvested, stock awards; and
•	the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are (i) payments for any amounts already earned by the NEO which are not contingent upon the occurrence of the triggering event (i.e., vested stock awards (see Outstanding Equity Awards at Fiscal Year-End on page 35 for more information), vested balances in the Company’s 401(k) Plan, Non-Qualified Retirement Savings Plan, and Pension Plans (for more information see section entitled Pension and Retirement Benefits beginning on page 37), prior contributions to, and interest accrued on account balances in, deferred compensation plans, accrued but unused vacation, salary earned through the date of termination, etc.), and (ii) payments pursuant to Company benefit plans that are generally available to all salaried employees of THG and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance).

Under the Company’s Stock Plans (defined below), and certain agreements issued pursuant to such plans, employees who terminate employment while “retirement-eligible” may receive certain acceleration and/or pro-rated vesting of unvested stock awards. Since, as of December 31, 2006, none of our NEOs are “retirement-eligible,” the tables below do not address this benefit.

As discussed in further detail below, certain benefits to our NEOs under the Amended Employment Continuity Plan are triggered only in the event of a Change in Control (defined below) and the subsequent occurrence of a termination, constructive termination or voluntary termination in the 13th month following the Change in Control. The tables below assume both a Change in Control and the occurrence of a termination event effective as of December 31, 2006.

Termination Other Than as a Result of a Change in Control

Pursuant to Mr. Eppinger’s offer letter, dated August 14, 2003, in the event he is involuntarily terminated (other than for cause or in the event of a change in control), Mr. Eppinger will receive a lump sum payment equal to his base salary and target Annual IC Program award. As a condition to Mr. Eppinger’s employment and eligibility to receive the severance payments under his offer letter, Mr. Eppinger agreed to certain (i) non-disclosure obligations which survive his employment with THG indefinitely, (ii) non-hire/non-solicitation obligations that remain in effect for a period of two years following his termination, and (iii) non-competition provisions that remain in effect for a period of up to one year following his termination. In addition, to receive the severance benefits, Mr. Eppinger must execute a general release in favor of THG.

On February 21, 2007, Mr. Parry announced that he will resign as (i) a director of THG, effective at the expiration of his current term (May 15, 2007), and (ii) Executive Vice President and Chief Financial Officer of the Company and from all other director, trustee and officer positions he holds with any of our affiliates or subsidiaries, effective on June 15, 2007. While the terms of Mr. Parry’s separation have not yet been finalized, it is expected that the material terms of such arrangement will be as follows:

•	Mr. Parry will receive a continuation of salary for twenty-eight (28) weeks at his current rate and will be eligible for certain health, welfare and other benefits during this period;
•	Mr. Parry will receive a pro-rated portion of his target 2007 Annual IC Program award through June 15, 2007 ($200,000);
•

Subject to certain limitations, Mr. Parry’s existing stock options will remain exercisable up to as late as December 31, 2007. Any stock awards that are not vested or have not otherwise been exercised by December 31, 2007, will be forfeited by Mr. Parry;

•	Mr. Parry will be eligible for certain Company-paid executive outplacement services; and
•	Mr. Parry will provide a general release and agree to certain confidentiality provisions and will continue to be subject to certain non-solicitation of employees and customer provisions.

Pursuant to the 1996 Plan and 2006 Plan (collectively, the “Stock Plans”) and certain stock award agreements issued thereunder, holders of stock awards, including the NEOs, may be entitled to accelerated or pro-rated vesting of their awards in the event the holder dies or is disabled prior to the vesting date. Disability, for these purposes, is as defined in the Company’s then current long-term disability plan. The value of such accelerated or pro-rated vesting as it applies to the NEOs is set forth in detail in the tables below.

Except as otherwise described above, the Company has no other obligations to provide additional severance benefits (except as may otherwise be required by law) to any NEO in the event such NEO is terminated other than in connection with a change in control.

Change in Control

THG’s Amended Employment Continuity Plan outlines the potential benefits participating employees would receive upon a change in control of the Company. The purpose of this plan is to:

•

Keep key top management employees focused on the interests of the Company’s shareholders and to secure their continued services in addition to their undivided dedication and objectivity in the event of a possible change in control; and

•

Ensure that participants do not (i) solicit or assist in the solicitation of employees, agents and/or policyholders of the Company or any affiliate for a specified period, or (ii) disclose any confidential or proprietary information of the Company or any affiliate prior to or after a change in control.

The plan applies to a group of key executives (which includes all of the NEOs). In the event of a Change in Control (defined below) of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the Change in Control, or voluntary termination by a Tier 1 participant in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a multiplier (the “Multiplier”) (defined below) times the sum of a participant’s applicable base salary and target Annual IC Program award and the amount that otherwise would have been credited under the Company’s 401(k) Plan and Non-Qualified Retirement Savings Plan for the year in which the employee was terminated. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, payment of an amount equal to the participant’s target Annual IC Program award pro-rated for service performed in the year of termination, and outplacement services. Participants are also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

The following chart provides participation Tiers for all NEOs.

Participant	Tier	Multiplier
Mr. Eppinger	1	3X
Ms. Zuraitis	1	3X
Mr. Parry	1	3X
Mr. Huber	1	3X
Mr. Tranter	2	2X

For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) subject to certain exceptions, any person or group is or becomes the beneficial owner of 35% or more of the Company’s voting stock outstanding; (iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation; (iv) the approval by shareholders of a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company.

Additionally, pursuant to the Employment Continuity Plan, the Stock Plans and certain stock award agreements issued thereunder, in the event of a Change in Control, holders of stock awards, including the NEOs, may be entitled to accelerated or pro-rated vesting of their awards, or in certain circumstances, to a “cash-out” payment for such awards. The value of such accelerated or pro-rated vesting and/or “cash-out” payment applicable to stock awards held by NEOs is set forth in detail in the tables below.

The definition of “change in control” in the Stock Plans is substantially consistent with the definition in the Employment Continuity Plan, except that pursuant to the 1996 Plan a “change in control” (i) does not include approval by shareholders of a plan of liquidation or dissolution of the Company, and (ii) is triggered by merger or consolidation of the Company (requiring shareholder approval), unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation and a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation.

Prior to receiving any benefits under the Employment Continuity Plan, the participant must execute certain waivers and releases in favor of the Company. In addition, in order to be eligible to participate in the plan, participants must agree to certain non-solicitation provisions regardless of whether or not they ever receive benefits thereunder. For more information, see section entitled “Non-Solicitation Agreements” on page 49.

Potential Payments Upon Termination or Change in Control Tables

(Note: The information below is as of December 31, 2006. Portions of the amounts shown below have been earned and paid as of the date of this Proxy Statement in connection with payments during the first quarter of 2007 of Short and Long-Term Incentive Compensation and are otherwise duplicative with amounts shown in tables provided elsewhere in this Proxy Statement—Please see footnotes below.)

Benefit	Frederick H. Eppinger
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$1,870,000	$5,610,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$1,020,000
Equity
Unvested Restricted Stock and Stock Units (3)	$3,571,801	$445,662	$—	$—	$—	$4,056,440
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$138,728
Unexercisable Options (5)	$2,504,700	$2,504,700	$—	$—	$—	$2,504,700
Retirement and Other Benefits
Pension Plan (6)	$2,156	$2,156	$—	$—	$—	$—
Health & Welfare (7)	$—	$—	$—	$—	$—	$76,306
Outplacement (8)	$—	$—	$—	$—	$—	$60,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (9)	$—	$—	$—	$—	$—	$613,440
Excise Tax Gross-Ups (10)	$—	$—	$—	$—	$—	$3,052,059

Benefit	Marita Zuraitis
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$3,021,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$477,000
Equity
Unvested Restricted Stock and Stock Units (3)	$1,714,957	$356,530	$—	$—	$—	$2,076,588
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$27,253
Unexercisable Options (5)	$1,093,025	$1,093,025	$—	$—	$—	$1,093,025
Other Benefits
Health & Welfare (7)	$—	$—	$—	$—	$—	$63,839
Outplacement (8)	$—	$—	$—	$—	$—	$60,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (9)	$—	$—	$—	$—	$—	$326,400
Excise Tax Gross-Ups (10)	$—	$—	$—	$—	$—	$1,577,090

See page 47 for footnotes.

Benefit	Edward J. Parry, III
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$3,021,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$477,000
Equity
Unvested Restricted Stock and Stock Units (3)	$1,460,573	$356,530	$—	$—	$—	$1,781,884
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$24,918
Unexercisable Options (5)	$1,048,025	$1,048,025	$—	$—	$—	$1,048,025
Other Benefits
Health & Welfare (7)	$—	$—	$—	$—	$—	$55,354
Outplacement (8)	$—	$—	$—	$—	$—	$60,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (9)	$—	$—	$—	$—	$—	$317,520
Excise Tax Gross-Ups (10)	$—	$—	$—	$—	$—	$1,631,839

Benefit	J. Kendall Huber
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$2,073,750
Cash Incentives (2)	$—	$—	$—	$—	$—	$296,250
Equity
Unvested Restricted Stock and Stock Units (3)	$590,367	$142,612	$—	$—	$—	$718,821
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$59,402
Unexercisable Options (5)	$432,125	$432,125	$—	$—	$—	$432,125
Other Benefits
Health & Welfare (7)	$—	$—	$—	$—	$—	$58,579
Outplacement (8)	$—	$—	$—	$—	$—	$60,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (9)	$—	$—	$—	$—	$—	$219,120
Excise Tax Gross-Ups (10)	$—	$—	$—	$—	$—	$1,061,142

See page 47 for footnotes.

Benefit	Gregory Tranter
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$1,072,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$201,000
Equity
Unvested Restricted Stock and Stock Units (3)	$617,107	$169,352	$—	$—	$—	$766,117
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$22,861
Unexercisable Options (5)	$432,125	$432,125	$—	$—	$—	$432,125
Other Benefits
Health & Welfare (7)	$—	$—	$—	$—	$—	$24,928
Outplacement (8)	$—	$—	$—	$—	$—	$60,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (9)	$—	$—	$—	$—	$—	$108,000
Excise Tax Gross-Ups (10)	$—	$—	$—	$—	$—	$547,151

(1)	Pursuant to the Employment Continuity Plan, in the event of a change in control (and a subsequent termination event, as described above), each NEO is entitled to a lump sum severance payment equal to their Multiplier times the sum of their applicable annual base salary plus target Annual IC Program award. Pursuant to Mr. Eppinger’s offer letter, in the event he is terminated (other than for cause or as a result of a change in control), he is entitled to a lump sum severance payment equal to one times his current annual base salary plus target Annual IC Program award.
(2)	Payment of target Annual IC Program award earned in 2006, pro-rated for the period prior to the change in control (amount above assuming full year payout at target). In the event of death, disability, or an involuntary termination (other than for cause) occurring after December 31, 2006, each NEO remains eligible for an award under the 2006 Annual IC Program, but payment is at the discretion of the Compensation Committee. Each NEOs’ 2006 Annual IC Program award was earned and paid in March 2007. See the Summary Compensation Table on page 31 for more information.
(3)	Value of unvested Performance-Based Restricted Stock Units (PBRSUs) granted in 2004, 2005 and 2006 to each of the NEOs and unvested restricted stock granted to Ms. Zuraitis in 2004 (see Outstanding Awards at Fiscal Year-End Table beginning on page 35 for more information). The 2004 PBRSUs fully vested in March of 2007 (except with respect to Ms. Zuraitis whose 2004 PBRSU will vest (provided she is employed by THG on such date) on April 19, 2007). These values are based upon the full value of such shares based on the closing price per share of THG’s Common Stock on December 29, 2006 (the last trading day of 2006) as reported on the NYSE ($48.80). With respect to the amounts listed in the Change in Control column, using the methodology employed to calculate possible excise taxes under Section 280G of the Internal Revenue Code, which recognizes that these awards were previously made and vesting periods already partially elapsed without respect to a possible change in control, the value of the “acceleration” benefit which occurs as a result of such change in control and termination (the “Benefit of Acceleration Methodology”) is estimated to be $931,697, $551,665, $512,767, $212,476 and $230,239, respectively, for Mr. Eppinger, Ms. Zuraitis, and Messrs. Parry, Huber and Tranter.

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the PBRSUs vest, but only if the performance goals have been achieved. With respect to Ms. Zuraitis’s 2004 restricted stock award, upon death the award becomes fully vested. In the event an NEO is terminated due to disability, the 2004 and 2005 PBRSUs are forfeited, and a pro-rated portion of the 2006 PBRSUs vest (assuming the performance goals are achieved). With respect to Ms. Zuraitis’s 2004 restricted stock award, in the event she is terminated due to disability prior to the vesting date, all such shares are forfeited. Values in the table above assume that the performance goals for all such PBRSUs were achieved at target level, except with respect to the 2004 PBRSUs, which were based upon the actual achievement level of 137.5% of their target award.

Change in Control. In the event of a change in control, unvested 2004 PBRSUs (at the actual achievement level of 137.5% of target), 2006 Individual-Goal PBRSUs (at target) and restricted stock fully vests. With respect to the 2005 PBRSUs and 2006 Corporate-Goal Based PBRSUs, a pro-rated portion of such award (at target) vests.

(4)	Restricted Stock Units issued pursuant to the Company’s IC Deferral Program (see Outstanding Awards at Fiscal Year-End Table beginning on page 35 and section entitled IC Deferral Program on page 40 for more information). In the event the NEO is terminated for any reason, other than as a result of a change in control, the RSUs are forfeited. In the event of a change in control, such RSUs fully vest. Amount shown in the table above reflects the difference between the value of fully vested RSUs (value of underlying shares as of December 31, 2006 plus deferred dividend equivalents and accrued interest) and the amount of cash originally deferred by the NEO. With respect to the amounts listed in the Change in Control column, using the Benefit of Acceleration Methodology, the value of the acceleration benefit is estimated at $16,553, $2,125, $318, $5,262 and $1,187, respectively, for Mr. Eppinger, Ms. Zuraitis and Messrs. Parry, Huber and Tranter.
(5)	Value of all unvested stock options. Represents intrinsic value (difference between fair market value of THG Common Stock and exercise price of the option multiplied by the number of unvested options). Under a termination due to death or disability, all unvested stock options would automatically vest. In the event of a change in control, all unvested options would vest and be settled in cash. With respect to the amounts listed in the Change in Control column, using the Benefit of Acceleration Methodology, the value of the acceleration benefit is estimated at $278,844, $90,528, $71,714, $30,408 and $30,408, respectively, for Mr. Eppinger, Ms. Zuraitis and Messrs. Parry, Huber and Tranter.
(6)	Actuarial equivalent value of the unvested account balance under the Excess Benefit Plan. Under a termination due to death or disability, benefits are immediately vested.
(7)	Represents the estimated value of continued health and dental benefits and life and disability insurance based upon 2006 salary levels and 2007 benefit costs (for a number of years equal to the NEO’s Multiplier). All such benefits terminate in the event the NEO obtains other employment that provides the NEO with group health benefits.
(8)	Represents the estimated cost of outplacement services.
(9)	Represents a lump sum payment equal to the NEO’s Multiplier times the amount which would be credited in 2006 to the NEO’s account balances under the 401(k) Plan and the Non-Qualified Retirement Savings Plan, based upon the higher of the NEO’s 2005 or 2006 eligible compensation.
(10)	Upon a change in control, each NEO may be subject to certain excise taxes under Section 280G of the Internal Revenue Code which would not otherwise apply. THG has agreed to reimburse the affected NEOs for those excise taxes which would not otherwise apply, as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280G excise tax. The Company does not otherwise pay ordinary federal or state income taxes on any amounts payable to a NEO as a result of events which trigger payments reflected in this table.

Non-Solicitation Agreements

All of the NEOs are subject to various non-solicitation agreements with the Company. These arrangements generally provide that, during employment and for a period of either one or two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. These arrangements also generally prohibit the NEOs from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the NEO was employed by the Company. Finally, in some cases, these arrangements also provide that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission and the NYSE. Such persons are required by Commission regulations to provide to THG copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to THG and written representations from THG’s executive officers and directors, THG believes that during 2006 THG’s executive officers and directors fully complied with all Section 16(a) filing requirements, except that one report covering a transaction for Mr. Angelini was filed late due to administrative oversight by the Company.

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or our Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call 1-800-407-5222 or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). If you want to receive separate copies of our Annual Report and Proxy Statements in the future, or are receiving multiple copies at your household and would like to receive only one copy for your household, you should contact your broker or nominee, pursuant to Commission rules, or our Investor Relations department.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company employs a brother of Ms. Zuraitis, who received compensation (salary, bonus and grant date fair value of equity awards) of approximately $263,000 in 2006. Ms. Zuraitis was not involved in the recruiting or hiring of this family member, or in any decisions affecting his individual compensation. His compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain without charge a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2006, by calling 1-800-407-5222 or by writing to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). The information is also available on the Company’s web site at www.hanover.com, under “Investors-SEC Filings.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 8, 2007, to be eligible under the Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2008 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2008 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by February 21, 2008, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 21, 2008, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.

DATED at Worcester, Massachusetts this 6th day of April 2007.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

ANNEX 1

Excerpt from THG’s Corporate Governance Guidelines

Relating to Director Independence Standards

A majority of the directors will be independent, and each year the Board will affirmatively determine that each such independent director has no material relationship with the Company. That determination will be set forth in our proxy statement. When evaluating the independence of each of the Company’s directors, the Board will broadly consider all relevant facts and circumstances that may bear on that director’s independence. The Board has adopted the following categorical standards to assist it in determining the independence of Board members, which include those standards established by the New York Stock Exchange for its listed companies.

A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director’s immediate family member for service as an employee of the Company (other than an executive officer) will not be considered in determining independence under this test.

•

(i) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For the purposes of these guidelines, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but excluding anyone who is no longer an immediate family member as a result of legal separation, divorce, or death or incapacitation.

If the Company makes charitable contributions to any tax exempt organization in which a director of this Company serves as an executive officer, the Board will consider the materiality of the relationship if the amount paid to the tax exempt organization exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Directors have an affirmative obligation to inform the Board of any circumstances or relationships that may impact their designation by the Board as “independent”, including any material changes in such circumstances or relationships.

A-1

09668 (Rev. 4/07)

2007 Annual Meeting of Shareholders The Hanover Insurance Group, Inc. Tuesday, May 15, 2007, 9:00 a.m. 440 Lincoln Street, Worcester, MA

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A	Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposal 2.

1.	To elect three directors to serve for the respective terms set forth opposite such nominee’s name below:

Nominees:	Term:		For	Against	Abstain
01 - Michael P. Angelini	Three-year term expiring in 2010		☐	☐	☐

02 - P. Kevin Condron	Three-year term expiring in 2010		☐	☐	☐

03 - Neal F. Finnegan	Three-year term expiring in 2010		☐	☐	☐

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2007.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

☐	Please mark this box with an X if your address has changed and print the new address below.	☐	Please mark this box with an X if you have made comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Directions To The Hanover

From Boston.

Follow the Mass Pike west to exit 11A.

•        Follow Rte. 495 north to exit 25.

•        Take Interstate 290 west to exit 20.

•        Turn right onto Lincoln Street.

The Hanover is on your left.

From New Hampshire And Northeastern Massachusetts.

Follow Route 495 south to exit 25.

•        Take Interstate 290 west to exit 20.

•        Turn right onto Lincoln Street.

The Hanover is on your left.

From Connecticut And Western Massachusetts.

Follow the Mass Pike east to exit 10.

•        Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.

•        At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.

•        Turn left onto Lincoln Street and drive approximately one-quarter mile.

The Hanover is on your left.

Where To Park.

Parking is available at The Hanover’s front entrance on Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — The Hanover Insurance Group, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), hereby appoint(s) Frederick H. Eppinger and J. Kendall Huber and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the “Company”) to be held May 15, 2007, and all adjournments thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

For the participants in The Hanover Insurance Group Retirement Savings Plan and The Allmerica Financial Agents’ Retirement Plan (together, the “Plans”), this Proxy Card will constitute voting instructions to the Trustee under the Plans. As a participant in the Plans, the undersigned understands that, in accordance with the terms of the Plans, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. These instructions will be followed as directed. Shares held in the Plans for which no executed Proxy Cards are received by the Trustee will not be voted. Executed Proxy Cards received by the Trustee after May 10, 2007, may not be counted.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Your vote is important. Please vote your proxy today.